                                                                  Exhibit 10(31)



================================================================================

                                LOAN AGREEMENT

                                  dated as of

                                 July 15, 1998

                                    between

                               TOWER AIR, INC.,
                                         Borrower,

                                      and

                   THE CIT GROUP/EQUIPMENT FINANCING, INC.,
                                         Lender


                         One Boeing 747-238B Aircraft
                        Manufacturer's Serial No. 20011
                         U.S. Registration No. N607PE

================================================================================

                               TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
1.   DEFINITIONS; REFERENCES..................................................................................  1
     1.01.    Definitions.....................................................................................  1
     1.02.    Usage...........................................................................................  3

2.   LOAN; ISSUANCE OF NOTES; REPLACEMENT NOTES...............................................................  3
     2.01.    Making the Loan.................................................................................  3
     2.02.    Procedure for Making the Loan...................................................................  4
     2.03.    Replacement Notes...............................................................................  4

3.   SECURITY FOR BORROWER'S OBLIGATIONS......................................................................  4
     3.01.    Security Interest in Collateral.................................................................  4

4.   PAYMENTS BY BORROWER.....................................................................................  4
     4.01.    How Payments Are Made...........................................................................  4
     4.02.    Right to Prepay.................................................................................  4
     4.03.    Mandatory Prepayments...........................................................................  5
     4.04.    Interest on Past Due Amounts....................................................................  5
     4.05.    Limit on Interest Payable.......................................................................  5

5.   BORROWER'S REPRESENTATIONS AND WARRANTIES................................................................  5
     5.01.    Corporate Standing..............................................................................  5
     5.02.    Corporate Powers................................................................................  5
     5.03.    Binding Effect..................................................................................  5
     5.04.    Litigation......................................................................................  5
     5.05.    Financial Statements............................................................................  6
     5.06.    Taxes...........................................................................................  6
     5.07.    Citizenship, Air Carrier and Section 1110 status................................................  6
     5.08.    Location of offices.............................................................................  6
     5.09.    Governmental Consents...........................................................................  6
     5.10.    Condition of Aircraft...........................................................................  6
     5.11.    Absence of ERISA Liability......................................................................  6

5A.  LENDER'S REPRESENTATIONS AND WARRANTIES..................................................................  6
     5A.01.   Corporate Standing..............................................................................  7
     5A.02.   Corporate Powers................................................................................  7

6.   AFFIRMATION COVENANTS....................................................................................  7
     6.01.    Financial Statements............................................................................  7
     6.02.    Inspection of Collateral and Records............................................................  8
     6.03.    Corporate Existence.............................................................................  8
     6.04.    Merger, etc.....................................................................................  8
     6.05.    Citizenship and Air Carrier Status..............................................................  9
     6.06.    Compliance with ERISA...........................................................................  9
     6.07.    Certificate of No Default.......................................................................  9
     6.08.    UCC Location....................................................................................  9

7.   CONDITIONS PRECEDENT.....................................................................................  9
     7.01.    Conditions Precedent............................................................................  9

8.   EVENTS OF DEFAULT; REMEDIES.............................................................................    11
     8.01.    Events of Default..............................................................................    11
     8.02.    Remedies.......................................................................................    12

9.   BORROWER'S INDEMNITIES..................................................................................    12
     9.01.    General Indemnity..............................................................................    13
     9.02.    Taxes..........................................................................................    14
     9.03.    Survival.......................................................................................    18

10.  MISCELLANEOUS...........................................................................................    18
     10.01.   No Waivers; Cumulative Remedies................................................................    18
     10.02.   Notices........................................................................................    18
     10.03.   Transaction Expenses...........................................................................    18
     10.04.   Amendments.....................................................................................    18
     10.05.   Successors and Assigns.........................................................................    18
     10.06.   Governing Law; Jurisdiction; Jury Trial Waiver.................................................    19
     10.07.   Further Assurances; Performance by Lender......................................................    19
     10.08.   Headings.......................................................................................    20
     10.09.   Execution in Counterparts......................................................................    20
     10.10.   Survival of Representations and Warranties.....................................................    20
     10.11.   Severability...................................................................................    20


EXHIBIT A         PROMISSORY NOTE

EXHIBIT B         SECURITY AGREEMENT AND CHATTEL MORTGAGE

                                LOAN AGREEMENT
                                --------------

     This Loan Agreement is entered into as of July 15, 1998 between Tower Air, Inc. ("Borrower") and The CIT Group/Equipment Financing, Inc. ("Lender").

     Borrower and Lender agree as follows:

1.   DEFINITIONS; REFERENCES.

     1.01.  Definitions.  Terms defined in the Mortgage and not in this
            -----------
Agreement have the same meanings herein as in the Mortgage. The following terms, when capitalized as below, have the following meanings:

     "Agreement": this Loan Agreement.
      ---------

     "Aircraft": the Boeing 747-238B aircraft to be financed under this
      --------
Agreement, as more particularly described in the Mortgage Supplement.

     "Basic Documents": the Purchase Agreement, this Agreement, the Mortgage,
      ---------------
the Note, the Mortgage Supplement and each other document, agreement, instrument and certificate entered into in connection with the transactions contemplated hereby.

     "Business Day": any day, other than a Saturday or Sunday, on which
      ------------
commercial banks are open for business in New York, New York.

     "Closing Date": the date on which Borrower purchases the Aircraft from
      ------------
Seller and Lender makes the Loan hereunder to Borrower.

     "Code": the Internal Revenue Code of 1986, as amended.
      ----

     "Collateral": defined in the Mortgage.
      ----------

     "Default": any event or condition that would become an Event of Default
      -------
upon the giving of notice or lapse of time or both, or any Event of Default.

     "Dollars" and "$": United States dollars.
      -------       -

     "ERISA": defined in Section 5.11.
      -----

     "Event of Default": defined in Section 8.01.
      ----------------

     "Event of Loss": defined in the Mortgage.
      -------------

     "FAA": the Federal Aviation Administration of the United States, or any
      ---
instrumentality of the United States succeeding to its function.

     "Financed Amount": $7,519,468.79
      ---------------

     "Financial Default": a Default of the type described in Section 8.01 (a),
      -----------------
(k) or (1) hereof, or an Event of Default.

     "GAAP": generally accepted accounting principles as in effect in the United
      ----
States and
applied on a basis consistent with that used in the preparation of the financial statements referred to in Section 5.05, except for changes therein with which Borrower's independent public accountants concur that are disclosed in the notes to the relevant financial statements.

     "Indemnitee": Lender, or any agent, employee, officer, director, successor,
      ----------
or permitted assign of Lender.

     "Interest Period": each period beginning on a Payment Date and ending on
      ---------------
(but excluding, for purposes of computing interest) the following Payment Date.

     "Interest Rate": 3% over the Treasury Yield, based on a 360-day year of 12
      -------------
30-day months.

     "Lease Termination Agreement": Lease Termination Agreement dated the
      ---------------------------
Closing Date between Seller and Borrower.

     "Liabilities": defined in Section 9.01.
      -----------

     "Lien": any mortgage, pledge, assignment, encumbrance, lien (statutory or
      ----
other), or other security interest or claim of any kind or nature whatsoever (including any conditional sale or other title retention agreement, or any lease in the nature thereof).

     "Loan": the loan to be made by Lender to Borrower pursuant to Section 2.01
      ----
hereof, such loan to be equal to the Financed Amount.

     "Materially Adverse Change" or "Materially Adverse Effect": any event, act,
      -------------------------      -------------------------
condition, or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding) that, singly or in conjunction with any other event(s), act(s), condition(s), or occurrences), whether or not related, results in a materially adverse change in, or has a materially adverse effect upon, any of (a) the financial condition, operations, business, properties, or prospects of Borrower and its consolidated subsidiaries, taken as a whole, (b) the rights and remedies of Lender under the Basic Documents, or Borrower's ability to perform its obligations under the Basic Documents, or (c) the legality, validity, or enforceability of any Basic Document, giving due consideration to any insurance coverage available to Borrower for such event, act, condition, or occurrence.

     "Mortgage": the Security Agreement and Chattel Mortgage between Borrower
      --------
and Lender, substantially in the form of Exhibit B.

     "Mortgage Supplement": defined in Section 3.01.
      -------------------

     "Note": Borrower's promissory note, in the form of Exhibit A, or a note
      ----
issued in exchange or replacement for such a note.

     "Officer's Certificate": a certificate signed in the name of Borrower (or,
      ---------------------
with respect to Section 6.04(c), of the Successor) by the chairman of the board, the president, or the chief financial officer of Borrower (or the Successor).

     "Payment Date": the eighteenth (18th) day of each calendar month following
      ------------
the Closing Date, except that any Payment Date that falls on a day which is not a Business Day shall instead occur on the following Business Day.

     "Permitted Lessee": defined in the Mortgage.
      ----------------

     "Permitted Lien": defined in the Mortgage.
      --------------

     "Person": any individual, corporation, limited liability company,
      ------
partnership, joint venture, or other legal or governmental entity.

     "Prior Lease":  the Aircraft Lease Agreement dated as of October 22, 1992
      -----------
between Seller and Borrower.

     "Purchase Agreement": the Aircraft Purchase Agreement dated as of September
      ------------------
15, 1998 between Seller and Borrower.

     "Related Lease": the Aircraft Lease Agreement dated as of September 30,
      -------------
1992 between Seller and Borrower in respect of one Boeing 747-212B aircraft bearing manufacturer's serial no. 21439 and U.S. registration no. N6186.

     "Section 1110 Person": defined in Section 5.07.
      -------------------

     "Secured Obligations": defined in the Mortgage.
      -------------------

     "Seller": C.I.T. Leasing Corporation.
      ------

     "Successor":  defined in Section 6.04(a).
      ---------

     "Taxes": defined in the last sentence of Section 9.02(a).
      -----

     "Taxing Authorities": defined in the first sentence of Section 9.02(a).
      ------------------

     "Treasury Yield" shall mean the yield as quoted by the Telerate U.S.
      --------------
Treasury Yield Money Markets page 5 or any successor or alternate publication then reporting yields on U.S. Treasury Notes and Bonds, at the close of business two Business Days prior to the Closing Date, on actively traded U.S. Treasury Notes and Bonds with maturities approximately equal to the weighted average life of the Note.

     "Verifying Firm": defined in the last paragraph of Section 9.01.
      --------------

     1.02.  Usage.  Any agreement or instrument referred to in Section 1.01
            -----
means such agreement or instrument as from time to time supplemented and amended. References to sections, exhibits, and the like refer to those in or attached to -this Agreement unless otherwise specified. "Including" means "including but not limited to". "Or" means one or more, or all, of the alternatives listed or described. "Herein", "hereof", "hereunder", etc. mean in, of, or under, etc. this Agreement (and not merely in, of, under, etc. the section or provision where that reference appears).


2.   LOAN; ISSUANCE OF NOTES; REPLACEMENT NOTES

     2.01.  Making the Loan.  Subject to the satisfaction of the conditions in
            ---------------
Section 7, and on the terms and conditions in this Section 2, on the Closing Date, Borrower shall issue the Note to Lender, and Lender shall disburse the proceeds of the Loan to Seller, on Borrower's behalf, to enable Borrower to acquire the Aircraft. The Note shall be issued for its face amount, and the face amount of the Note shall equal the Financed Amount. The term, interest rate and amortization schedule for the Note shall be as set forth in the form of Note in Exhibit A, with the first Payment Date being the 18th of October 1998.

     2.02.  Procedure for Making the Loan.  At Lender's offices at 1211 Avenue
            -----------------------------
of the Americas, New York, New York 10036 (or such other location as Lender shall designate in writing) , not later than 2:00 p.m. (New York City time) on the Closing Date, upon fulfillment of the conditions in Section 7, Lender will disburse the proceeds of the Loan, and Borrower will issue the Note, as set forth in Section 2.01.

     2.03.  Replacement Notes.  If (a) the Note becomes mutilated, defaced,
            -----------------
lost, stolen, or destroyed, (b) a successor lender buys the Note, or (c) Lender otherwise reasonably requests, then, upon Lender's request and at Lender's expense, Borrower shall promptly execute and deliver to Lender a replacement Note, and Lender shall surrender to Borrower, in exchange for such replacement Note, the Note being replaced (if not lost, stolen, or destroyed). The replacement Note shall have the same terms as the Note that it replaces.

3.   SECURITY FOR BORROWER'S OBLIGATIONS.

     3.01.  Security Interest in Collateral.  To secure Borrower's obligations
            -------------------------------
to Lender under the Note and the other Basic Documents to which Borrower is or becomes a party, Borrower shall execute and deliver to Lender, on the Closing Date, a supplement to the Mortgage (a "Mortgage Supplement"), substantially in the form of Schedule A to the Mortgage, granting to Lender a perfected purchase money security interest in the Aircraft.

4.   PAYMENTS BY BORROWER

     4.01.  How Payments Are Made.  Borrower shall make its payments and
            ---------------------
prepayments of principal and interest due on the Note, and all other amounts payable by Borrower to Lender under the Basic Documents, to The Chase Manhattan Bank (ABA # 021-000-021) at 270 Park Avenue, New York, New York 10019, for credit to The CIT Group Account No. 116-003855, Reference: Tower N607PE (or at such other place or account as Lender from time to time notifies Borrower), in immediately available funds and in Dollars, no later than 1:00 pm (New York City time) on the date when due. Any payment made by Borrower to Lender after 1:00 PM (New York City time) on any day shall be deemed to have been made on the following Business Day. If any payment due under the Basic Documents comes due on a day which is not a Business Day, such payment shall instead be made on the following Business Day.

     4.02.  Right to Prepay.  Borrower shall have the right to prepay (in full
            ---------------
or in part), without any prepayment premium, the outstanding principal amount of the Note. Borrower shall give to Lender at least 10 days' prior written notice (which notice shall be irrevocable) of such prepayment. Upon any prepayment of the Note, in full, under this Section 4.02 or under Section 4.03 or 8.02, Borrower shall pay all accrued and unpaid interest on the principal of the Note to the date of prepayment, plus all other Secured Obligations then due to Lender. Partial prepayments shall reduce the outstanding principal amount of each remaining installment under the Note (and interest thereon) on a pro rata basis. Upon any partial prepayment, Lender shall provide Borrower with a replacement Note reflecting the new amortization, and Borrower shall execute and deliver that Note to Lender, all at Borrower's expense.

     4.03.  Mandatory Prepayments.  Following the occurrence of an Event of Loss
            ---------------------
to the Aircraft, Borrower shall prepay the Note in accordance with Section 6.01 of the Mortgage, without any prepayment premium. Upon acceleration of the Note pursuant to
Section 8.02, Borrower shall prepay the Note. Following the occurrence of an Event of Loss solely with respect to an Engine, unless Lender has required the replacement of such Engine pursuant to Section 6.02 of the Mortgage, Borrower shall prepay the Note in part in accordance with Section 4.02 hereof and Section
6.02 of the Mortgage.

     4.04.  Interest on Past Due Amounts.  Any amounts past due (by acceleration
            ----------------------------
or otherwise) and at any time outstanding under the Note or from Borrower under any other Basic Document shall (to the extent permitted by law) bear interest, payable on demand, from the due date until payment in full, at a rate per annum equal to 2% over the Interest Rate.

     4.05.  Limit on Interest Payable.  The amount of interest due or payable
            -------------------------
under this Agreement or the Note shall not in any event exceed the maximum allowable by applicable law, and this sentence shall override any contrary provision in this Agreement or the Note.

5.   BORROWER'S REPRESENTATIONS AND WARRANTIES.

     Borrower represents and warrants as follows:

     5.01   Corporate Standing.  Borrower is a corporation duly organized, and
            ------------------
existing in good standing, under the laws of Delaware, has the corporate power and legal authority to own or lease its properties and to carry on its business as now conducted, and is duly qualified to do business in all jurisdictions wherein such qualification is necessary (except in any jurisdictions in which the failure to qualify would have no Materially Adverse Effect).

     5.02   Corporate Powers.  Borrower's execution, delivery, and performance
            ----------------
of the Basic Documents to which it is (or is to become) a party are within Borrower's corporate powers; and the Basic Documents to which it is (or is to become) a party have been duly authorized by all necessary corporate action on Borrower's part, and do not contravene, result in a breach of, or require any consent under any law, judgment, decree, order, or contractual restriction binding on Borrower or any agreement or instrument to which Borrower is a party or to which it or any of its property is subject.

     5.03   Binding Effect.  The Basic Documents to which Borrower is (or is to
            --------------
become) a party are (or will be when executed and delivered) legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting enforcement of creditors, rights generally and by general principles of equity.

     5.04   Litigation.  There are no pending or (to the best of Borrower's
            ----------
knowledge after due inquiry of Borrower's officers, employees and counsel) threatened actions or proceedings before any court or administrative agency which may be expected to have a Materially Adverse Effect after the exhaustion of all appeals or which seek to question or set aside any of the transactions herein contemplated except as specifically set forth in the opinion of counsel to Borrower delivered pursuant to Section 7.01(a)(7).on Appendix A attached hereto.

     5.05   Financial Statements.  Borrower's audited balance sheet as of
            --------------------
December 31, 1997, and the related results of operations for the year and quarter then ended, have been prepared in accordance with GAAP and fairly present Borrower's financial condition as of such date and results of operations for such period, and since December 31, 1997, there has been no Materially Adverse Change other than as previously disclosed in writing to Lender.

     5.06   Taxes.  Borrower has filed or caused to be filed all federal, state,
            -----
material local,
and material foreign tax returns which (after giving effect to any extensions of time to file properly claimed) it is or was required to file, and has paid all taxes shown to be due and payable on those returns or any assessment received by it, except such taxes of Borrower, if any, (x) that are being contested diligently in good faith, and by appropriate proceedings, if the failure of such contest to succeed could not result in any Materially Adverse Effect, or (y) as to which adequate reserves have been provided in accordance with GAAP.

     5.07   Citizenship, Air Carrier, and Section 1110 status.  Borrower is a
            -------------------------------------------------
"citizen of the United States" as that term is used in 49 U.S.C. (S)40102 (a)
(15), and is an air carrier holding a valid air carrier operating certificate issued pursuant to 49 U.S.C. Chapter 447 for aircraft capable of carrying 10 or more individuals (a "Section 1110 Person"). Under current law, Lender would be entitled to the benefit of 11 U.S.C. (S)1110, with respect to the Aircraft, for all Borrower's obligations under the Note, if Borrower were to become a debtor under 11 U.S.C. Chapter 11.

     5.08   Locations of offices. Borrower's chief executive office and
            --------------------
principal place of business, and the place where Borrower keeps its financial records concerning the Collateral, is located at its address set forth in
Section 9.04 of the Mortgage.

     5.09   Governmental Consents.  Borrower's execution, delivery, and
            ---------------------
performance of the Basic Documents do not require the consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any federal, state, or foreign governmental authority or Agency (including any judicial body) except for (a) the filing and recording of the Mortgage, the Mortgage Supplement, and the FAA bill of sale and the FAA application for registration for the Aircraft with the FAA; (b) the filing and recording of UCC-1 financing statements with the New York Secretary of State and the County Clerk of Queens County, New York; (c) the registration of the Aircraft with the FAA pursuant to 49 U.S.C. subtitle VII; and (d) any that have been previously obtained or accomplished.

     5.10   Condition of Aircraft.  On the Closing Date, Borrower shall have
            ---------------------
good and marketable title to the Aircraft, subject to Lender's Lien under the Mortgage.

     5.11   Absence of ERISA Liability.  Each employee person benefit plan (as
            --------------------------
defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as from time to time amended ("ERISA")) of Borrower is in compliance with the applicable provisions of ERISA and of the Internal Revenue Code of 1986, as from time to time amended, in all respects, except to the extent that noncompliance would not have any Materially Adverse Effect.


5A.  LENDER'S REPRESENTATIONS AND WARRANTIES

     Lender represents and warrants as follows:

     5A.01  Corporate Standing.  Lender is a corporation duly organized, and
            ------------------
existing in good standing, under the laws of Delaware, has the corporate power and legal authority to own or lease its properties and to carry on its business as now conducted, and is duly qualified to do business in all jurisdictions wherein such qualification is necessary (except in any jurisdictions in which the failure to qualify would have no Materially Adverse Effect).

     5A.02  Corporate Powers.  Lenders's execution, delivery, and performance of
            ----------------
the Basic Documents to which it is (or is to become) a party are within Lender's corporate powers; and the Basic Documents to which it is (or is to become) a party have been duly authorized by all necessary corporate action on Lender's part, and do not contravene, result in a breach of, or require any consent under any law, judgment, decree, order, or contractual restriction binding on Lender or any agreement or instrument to which Lender is a party or to which it or any of its property is subject

6.   AFFIRMATIVE COVENANTS

     So long as the Note, or any amount owed by Borrower under any other Basic Document, remains outstanding or unpaid:

     6.01.  Financial Statements.  Borrower shall furnish to Lender:
            --------------------

            (a) within 45 days (or such longer period, not to exceed a total of 60 days, as is permitted for such filings under the federal securities laws) after the end of each of the first three quarters in each fiscal year, Borrower's Form 10-Q for such quarter (or, if Borrower is not then an SEC-reporting company, consolidated statements of operations of Borrower and its consolidated subsidiaries for the period from the beginning of the then-current fiscal year to the end of such quarterly period, and balance sheets of Borrower and its consolidated subsidiaries, on a consolidated basis, as of the end of such quarter prepared in accordance with GAAP and setting forth in each case in comparative form figures for the corresponding period in the preceding year, all in reasonable detail and certified by the Chief Financial Officer of Borrower, subject to changes resulting from year-end adjustments);

            (b) within 90 days (or such longer period, not to exceed a total of 120 days, as is permitted for such filings under the federal securities laws) after the end of each fiscal year, Borrower's Form 10-K for such year (or, if Borrower is not then an SEC-reporting company, consolidated statements of operations of Borrower and its consolidated subsidiaries, for such year, and the balance sheets of Borrower and its consolidated subsidiaries, on a consolidated basis, as of the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail, and certified to Borrower by its independent certified public accountants and to Lender by Borrower's Chief Financial Officer, as presenting fairly the financial position and results of operations of Borrower and its consolidated subsidiaries and as having been prepared in accordance with GAAP);

            (c) within five Business Days after the president, chairman of the board, or chief financial officer of Borrower obtains actual knowledge of any Default, an Officer's Certificate specifying its nature, the period of its existence, and what action Borrower proposes to take with respect to it; and

            (d) promptly upon request, such other data or information (financial or otherwise) regarding Borrower or the Collateral as Lender from time to time reasonably requests.

     6.02.  Inspection of Collateral and Records.  Borrower shall permit any
            ------------------------------------
person(s) from time to time designated by Lender, at Lender's expense (or at Borrower's expense if a Default exists at the time), to visit and inspect any of the Collateral and Borrower's (or those of any other user of the Aircraft) records with respect to the Collateral, at such times as Lender reasonably requests. No such inspection shall unreasonably interfere with Borrower's (or any other user's) operations or maintenance. Lender shall not have any duty to make any such inspection, and Lender shall not incur any liability or obligation by reason of not making any such inspection. Upon Lender's request, Borrower shall promptly notify Lender of the maintenance operations then scheduled on the Aircraft for the six-month period following such request.

     6.03.  Corporate Existence.  Except as permitted by Section 6.04, Borrower
            -------------------
shall maintain its corporate existence in good standing in the state of its incorporation and in all jurisdictions where qualification is then necessary (except in any jurisdiction in which the failure to qualify would have no Materially Adverse Effect). Borrower shall preserve and renew its rights (charter and statutory), patents, and franchises, unless the preservation thereof is no longer necessary or desirable in the conduct of its business and the loss thereof will not have any Materially Adverse Effect.

     6.04.  Merger, etc.  Unless Lender gives its prior written consent (which
            ------------
shall not be unreasonably withheld) to such transaction, Borrower shall not consolidate or merge with any other corporation, or convey, transfer, or lease all or substantially all of its assets as an entirety to any Person, unless:

            (a) the corporation formed by or surviving after such consolidation or merger or the Person who acquires by conveyance, transfer, or lease all or substantially all of Borrower's assets as an entirety (the "Successor")
     (i) is a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia, (ii) is a
     Section 1110 Person, and (iii) has a tangible net worth (one day after such consolidation, merger, conveyance, transfer, or lease) of not less than $__ million, and not less than __% of that of Borrower one day before such consolidation, merger, conveyance, transfer, or lease; and the Successor,
     (x) executes and delivers to Lender an agreement, in form and substance satisfactory to Lender, containing an assumption by the Successor of the due and punctual performance and observance of all Borrower's obligations under the Basic Documents to which Borrower is then a party, and (y) makes such filings and recordings, including any filing or recording with the FAA pursuant to 49 U.S.C. subtitle VII or any filing under the UCC, as are necessary or reasonably requested by Lender to evidence such consolidation, merger, conveyance, transfer, or lease with or to the Successor;

            (b) immediately after giving effect to such transaction, no Default exists, and such transaction will not cause any Materially Adverse Change to occur; and

            (c) Borrower or the Successor delivers to Lender, promptly upon consummation of such transaction, an Officer's Certificate stating that the conditions precedent set forth in clause (a) have been complied with and an opinion of counsel for Borrower or for the Successor, in form and substance reasonably satisfactory to Lender, stating that the agreements entered into to effect such consolidation, merger, conveyance, transfer, or lease and such assumption agreements have been duly authorized, executed, and delivered by the Successor and that they (and the Basic Documents so assumed) constitute legal, valid, and binding obligations of the Successor, enforceable in accordance with their terms (to the same extent as the Basic Documents so assumed were enforceable against Borrower immediately prior to such transaction).

            Upon any such consolidation, merger, conveyance, transfer, or lease, the Successor shall succeed to, shall be substituted for, and may exercise every right and power of Borrower under the Basic Documents to which Borrower is a party, with the same effect as if the Successor had been named as Borrower therein. No such conveyance, merger, transfer, or lease shall have the effect of releasing Borrower (or any Successor) from its liability under the Basic Documents to which it is a party. Nothing in this section shall permit any lease, sublease, or other arrangement for the use, operation, or possession of the Aircraft except in compliance with the applicable provisions of this Agreement and the Mortgage.

     6.05.  Citizenship and Air Carrier Status.  Borrower will at all times
            ----------------------------------
remain a Section 1110 Person.

     6.06.  Compliance with ERISA.  Within five Business Days after the
            ---------------------
occurrence of any event or circumstance, including any event which is classified as a "Reportable Event" under ERISA, in connection with any employee benefit plan to which it is a party, that might constitute grounds for termination of an employee benefit plan to which Borrower is a party by the Pension Benefit Guaranty Corporation or might result in the appointment of a trustee by a United States District Court under Section 4042 of ERISA to administer such employee benefit plan, Borrower will provide Lender with an Officer's Certificate describing the event or circumstance, stating the reasons for any such action by the Pension Benefit Guaranty Corporation or a United States District Court, and specifying the action Borrower proposes to take with respect thereto.

     6.07.  Certificate of No Default.  Along with Borrower's delivery of the
            -------------------------
quarterly financial statements required by Section 6.01(b), Borrower shall furnish to Lender a certificate of Borrower's Chief Financial Officer certifying that to the best of his or her knowledge no Default exists (or, if a Default does exist, a statement as to its nature and the action that Borrower proposes to take with respect to it).

     6.08.  UCC Location.  If Borrower changes the location of its chief
            ------------
executive office or principal place of business from its address set forth in
Section 9.04 of the Mortgage, it shall give prior notice thereof to Lender, specifying Borrower's new address for UCC filing purposes.

7.   CONDITIONS PRECEDENT

     7.01.  Conditions Precedent.  Lender's obligation to make the loan
            --------------------
hereunder on the Closing Date is subject to the satisfaction of the following conditions on or before the Closing Date:

            (a) Lender shall have received the following, each dated as of the Closing Date, in form and substance satisfactory to Lender:

                (1)  the Note executed by Borrower

                (2) the Mortgage executed by Borrower,
                (3) the Mortgage Supplement executed by Borrower,

                (4) a certificate of Borrower's secretary, dated the Closing Date, certifying attached copies of the resolutions of Borrower's board of directors evidencing approval of the transactions contemplated by the Purchase Agreement and the Basic Documents to which it is (or is to become) a party, and showing the names and specimen signatures) (or copies thereof) of Borrower's officer(s) authorized to sign this Agreement and the related documents to which it is (or is to become) a party,

               (5) an Officer's Certificate to the effect that: (x) Borrower's representations and warranties in this Agreement are true and accurate as though made the Closing Date, and (y) no Default exists or will result from Lender's making the Loan contemplated by this Agreement,

               (6) a certificate of insurance describing the insurance maintained by Borrower with respect to the Aircraft, and stating that such insurance conforms to the requirements of the Mortgage,

               (7) one or more opinions from Borrower's counsel as to the legality and binding nature of the transaction, Section 1110, and other matters as Lender may reasonably request,

               (8) an opinion from McAfee & Taft, special FAA counsel; and

               (9) such additional opinion(s) and document(s) as Lender reasonably requests;

          (b) Lender shall have received copies of the Purchase Agreement, the FAA Application for Aircraft Registration, FAA Bill of Sale and the Lease Termination Agreement pertaining to the Aircraft, in each case, executed by Borrower and/or Seller, as applicable;

          (c) Borrower's representations and warranties in the Basic Documents shall be true and accurate as though made on and as of the Closing Date;

          (d) no Default shall exist or shall result from Lender's making the loan contemplated by this Agreement;

          (e) all filings, recordings, and other actions necessary to establish, protect, preserve, and perfect Lender's interests under the Mortgage shall have been duly made or taken and Lender shall have received satisfactory evidence thereof; and

          (f) in Lender's reasonable judgment, since December 31, 1997, no Materially Adverse Change, other than as previously disclosed in writing to Lender, shall have occurred.

8.   EVENTS OF DEFAULT; REMEDIES

     8.01.  Events of Default.  Each of the following shall constitute an "Event
            -----------------
of Default":

          (a) Borrower fails to make any payment due from Borrower on the Note or under any other Basic Document (including any amount due under Section
     4.04 hereof) when due, and such failure continues for three Business Days after written notice;

          (b) any representation or warranty made by Borrower in the Basic Documents, or in any certificate or other document that it furnishes pursuant to the Basic Documents, is incorrect in any material respect when made; provided, that if all material effects of such misrepresentation or false warranty are reasonably curable by Borrower within 30 days after receiving written notice of such incorrectness, then

     Borrower shall have 30 days after receiving written notice from Lender to cure such incorrectness;

          (c) Borrower fails to maintain the insurance required by the terms of the Mortgage;

          (d) Borrower fails to keep the Aircraft registered with the FAA;

          (e) Lender fails or ceases to have a perfected first priority security interest in the Aircraft (unless directly attributable to any willful misconduct or negligence of Lender or any voluntary transfer of its interest);

          (f) a Lien (other than a Permitted Lien) on the Aircraft exists;

          (g) Borrower ceases to be a Section 1110 Person;

          (h) Borrower fails to provide Lender with the Officer's Certificate required by Section 6.01 (c) or 6.06 within the time frame required therein;

          (i) any violation of Section 6.04 hereof or Section 3.02 of the Mortgage occurs;

          (j) Borrower fails in any material respect to perform any other covenant or agreement in the Basic Documents, and (if remediable) such failure to perform continues for 30 days after Borrower's receipt of written notice of such default from Lender;

          (k) Borrower (1) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a majority of its property, (2) makes a general assignment for the benefit of its creditors, (3) commences a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (4) files a petition seeking to take advantage (as debtor) of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, or (5) fails to controvert in a timely manner, or acquiesces in writing to, any petition filed against it in an involuntary case under the federal Bankruptcy Code;

              (1) a proceeding or case is commenced, without Borrower's application or consent, in any court of competent jurisdiction, seeking (1) its liquidation, reorganization, dissolution, or winding-up, or the composition or readjustment of its debts,

              (2) the appointment of a trustee, receiver, custodian, liquidator, or the like of Borrower or of all or a majority of its assets, or (3) similar relief in respect of Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case continues undismissed, or an order, judgment, or decree approving or ordering any of the foregoing is entered and continues unstayed and in effect, for a period of 60 days; or an order for relief against Borrower is entered in an involuntary case under the federal Bankruptcy Code;

          (l) loan, lease, or deferred purchase obligations of Borrower are in default the expiration of any applicable grace period, if the effect of such default is to cause a total of more than $____ million of such obligations to be accelerated or otherwise declared to be due and payable prior to their stated maturity, or Borrower defaults (after giving effect to any applicable grace period) in the payment when due of more than $_____ million of loan, lease, or deferred purchase obligations, or Borrower defaults (after giving effect to any applicable grace period) in the payment of any amount when due under the terms of any financing with Lender or any affiliate thereof, provided such financing was, at any time, for an amount in excess of $__ million, or any "event of default" occurs under the Related Lease;

          (m) one or more judgment(s) is/are rendered by one or more court(s) of competent jurisdiction against Borrower for a total of more than $___ million and is/are not stayed or discharged, or fully bonded against, within 30 days of the date of entry; or

          (n) any "Reportable Event" under ERISA shall have occurred, or any finding or determination shall be made with respect to an employee benefit plan to which Borrower is a party under Section 4041(c) or (e) of ERISA, or any fact or circumstance shall occur with respect to an employee benefit plan to which Borrower is a party, that, in Lender's counsel's opinion, provides grounds for the commencement of any proceeding under Section 4042 of ERISA, or any proceeding shall be commenced under Section 4042 of ERISA with respect to an employee benefit plan to which Borrower is a party.

     8.02.  Remedies.  If an Event of Default (other than under Section 8.01(k))
            --------
exists, Lender may declare the Note to be immediately due and payable, whereupon the Note shall become and be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which Borrower hereby waives. If an Event of Default under Section 8.01(k) which Borrower hereby waives. Upon the occurrence of any Event of Default, Lender may exercise any of its rights and remedies under the Basic Documents, and all other rights and remedies available at law or in equity.

9.   BORROWER'S INDEMNITIES

     9.01.  General Indemnity.  Borrower assumes liability for, and agrees to
            -----------------
indemnify each Indemnitee against, and on written demand to pay, or to reimburse each Indemnitee for the payment of, any and all Liabilities.

     "Liabilities" means any and all liabilities, obligations, losses, damages, penalties, claims (including claims involving strict liability in tort), suits, actions, costs, expenses, and disbursements, including reasonable legal fees and expenses, of whatsoever kind and nature imposed on, incurred by, or asserted against: any Indemnitee relating to or arising out of any Basic Document, the enforcement against Borrower of any of the terms of the Basic Documents, or any lease or relinquishment of possession of the Aircraft or any part thereof or any action or inaction of Borrower or of any lessee, assignee, or transferee of Borrower in connection therewith, the purchase of the Aircraft by Borrower, the ownership of the Aircraft, the acquisition, delivery, nondelivery, acceptance, nonacceptance, rejection, registration, deregistration, insuring, storage, manufacture, assembly, transportation, importation, exportation, maintenance, condition, modification, testing, repair, fitness for use, merchantability, sale, abandonment, lease, sublease, assignment, transfer, transfer of title, possession, repossession, use, operation, return, or other application or disposition of the Aircraft or any component thereof, including latent or other defects, whether or not discoverable, loss of or damage to any property or the environment, death or injury of any person, and any claim for patent, trademark, copyright, or mask work infringement and the violation or infringement by Borrower of any laws, rules, or regulations.

     However, this Section 9.01 shall not require Borrower to pay or indemnify any Indemnitee under this section (i) for any Liability to the extent resulting from any Indemnitee's acts of gross negligence or willful misconduct; (ii) for any Taxes (Borrower's duties in respect of Taxes being set forth in Section 9.02) or for any cost or expense relating to the preparation, execution, deliverer, or enforcement of the Basic Documents (Borrower's duties in respect of such costs and expenses being set forth in Section 10.03); (iii) for any Liability that such Indemnitee incurs to the extent resulting from its breach of any of its representations, warranties, or covenants in any Basic Document; (iv) for any Liability with respect to transfer taxes or other expenses payable with respect to the transfer of the Note, other than a transfer after the occurrence of an Event of Default; (v) for any violation or purported violation of any law relating to usury or the charging or collecting of excess interest or finance charges, or (vi) for any Liability giving rise to a Permitted Lien, so long as such Lien is a Permitted Lien.

     If any Indemnitee obtains knowledge of any claim or liability required to be indemnified against under this Section 9.01, such Indemnitee shall promptly notify Borrower, but the failure to do so shall not relieve Borrower from any liability that it otherwise would have to such Indemnitee under this section (except to the extent that such failure to notify materially impairs Borrower's ability to contest such claim or liability). Subject to the rights of insurers under policies of insurance required to be maintained by Borrower under the Mortgage, Borrower shall, at its expense, have the right to investigate, and (so long as Borrower shall have acknowledged to Lender in writing its obligation to provide indemnification with respect to such Liability), the right to participate in or assume the defense of or compromise any Liability for which indemnification is sought under this Section 9.01 with counsel selected by Borrower and reasonably satisfactory to Lender; provided, that Borrower shall not be entitled to control the defense of or compromise any Liability (i) if a Default shall exist, (ii) if such Liability involves the risk of imposition of criminal liability upon any Indemnitee, (iii) if, in the reasonable opinion of such Indemnitee, actual or potential material conflict of interest exists where the defense of such Indemnitee cannot be properly conducted by Borrower and it is therefore advisable for such Indemnitee to be represented by separate counsel, or (iv) if such Liability involves a material risk of the sale, loss, or forfeiture of any of the Collateral or the creation of any Lien (other than a Permitted Lien) thereon and Borrower shall not have complied with a reasonable request by Lender for bonding or other security satisfactory to Lender in connection with such Liability. Where Borrower undertakes the defense of an Indemnitee in accordance with the terms hereof, no additional fees or expenses of such Indemnitee in connection therewith will be indemnified hereunder unless such fees and expenses were incurred at the request of Borrower (or its insurers); provided, that if (a) Borrower is not entitled to control the defense of any Liability hereunder and an Indemnitee elects to conduct such defense, the fees and expenses (including reasonable attorneys' fees) of such Indemnitee shall be borne by Borrower, and (b)(i) in the reasonable opinion of such Indemnitee, an actual or potential material conflict of interest exists where the defense of such Indemnitee cannot be properly conducted by Borrower and it is therefore advisable for such Indemnitee to be represented by separate counsel, or (ii) such Indemnitee may be subject to criminal liability, at such Indemnitee's request, the fees and expenses of such Indemnitee's separate counsel will be borne by Borrower. An Indemnitee may participate at its expense (except as provided above) in any proceeding-controlled by Borrower in accordance herewith, and such participation shall not constitute a waiver of the indemnification provided in this Section 9.01. Nothing in this Section 9.01 shall be deemed to require an Indemnitee to contest any Liability or assume responsibility for or control of any proceeding with respect thereto.

     Borrower shall be obligated under this Section 9.01 irrespective of whether the Indemnitee is also indemnified with respect to the same matter under any other Basic Document or other document by any other Person, and the Indemnitee may proceed directly against Borrower under this Section 9.01 without first resorting to any such rights of indemnification. Upon the payment in full of any indemnities due and owing under this Section 9.01, Borrower shall be subrogated to any right of the Indemnitee in respect of the matter for which payment has been made. Borrower's indemnities in this section shall survive expiration or termination of the Mortgage and payment in full of the Note.

     Any payment or indemnity pursuant to this Section 9.01 shall include the amount, if any, necessary to hold the Indemnitee harmless on an after-tax basis from all taxes required to be paid by such recipient with respect to such payment or indemnity. The amount of any payment or indemnity required under this section shall be determined by the Indemnitee reasonably and in good faith, and subject to verification (if requested) in accordance with the terms of this paragraph) that determination shall be conclusive. The Indemnitee will provide Borrower with a summary explanation of the bases for the Indemnitee's computations. Within 30 days after Borrower receives that summary explanation, Borrower may request that a "Big 6" accounting firm selected by Lender (the "Verifying Firm") verify whether the calculations submitted by Lender are based on the correct assumptions and are mathematically correct. The Verifying Firm shall be requested to make its determination within 30 days. If the Verifying Firm determines that such computations are inaccurate or based on incorrect assumptions, then the Verifying Firm shall determine what it believes to be the appropriate computations. Such verification shall be final and binding on the parties hereto. The costs and expenses of such verification shall be paid by Borrower (unless, according to such verification, Lender's computation should be reduced by __% or more, in which case the costs and expenses of such verification shall be paid by Lender).

     9.02.  Taxes.
            -----

     (a)    Indemnity. Except as provided in Section 9.02 (b), Borrower agrees
            ---------
to indemnify each Indemnitee against, and on written demand to pay or reimburse each Indemnitee for the payment of, any and all Taxes imposed upon or asserted against any Indemnitee, the Aircraft or any part thereof or interest therein, any Basic Document, any lease of the Aircraft or any part thereof, or the rentals received under such a lease, by any federal, state, or local government or other taxing authority in the United States (including any territory or possession of the United States) or by any foreign government or any political subdivision or taxing authority thereof where any part of the Aircraft is located, used, or registered ("Taxing Authorities") upon or with respect to (1) the mortgaging, financing, refinancing by or at the request of Borrower, purchase, acquisition, acceptance, nonacceptance, rejection, delivery, nondelivery, transport, insuring, ownership, registration, deregistration, assembly, possession, repossession, operation, use, condition, maintenance, modification, repair, fitness for use, merchantability, testing, return, abandonment, storage, manufacture, leasing, subleasing, importation, exportation, sale, assignment, transfer, transfer of title, return, or other disposition of, or the imposition of any Lien or the occurrence of any liability to refund or pay over any amount as a result of any Lien on the Aircraft or any part thereof or interest therein, (2) any amount paid or payable by Borrower under the Basic Documents or the receipts or earnings arising from or received with respect to the Aircraft or any part thereof or interest therein, (3) the Aircraft or any part thereof or interest therein, (4) any of the Basic Documents and any other documents contemplated thereby or the execution, sale, delivery, acquisition, or filing of any of the Basic Documents, or (5) otherwise with respect to or in connection with the transactions effected under the Basic Documents. The term "Taxes" shall mean any and all fees, taxes, levies, imposts, duties, charges, assessments, or withholdings of any nature whatsoever, together with any and all penalties, fines, additions to tax, and interest thereon or computed by reference thereto.

     (b)  Exclusions from Indemnity.  The provisions of Section 9.02 (a) shall
          -------------------------
not apply to:

          (1) any Tax based on, or measured by, gross or net income, gross receipts, capital, franchise, or net worth (other than taxes in the nature of sales, use, property, or value-added taxes), including related surcharges and withholding taxes, or any withholding taxes on an Indemnitee's gross income, to the extent that such withholding taxes are imposed solely because that Indemnitee has a place of business outside the United States or holds the Note outside the United States; provided, that the provisions of this clause (b)(1) shall not apply to any Taxes imposed in respect of the receipt or accrual of any indemnity payment made or payable pursuant to this Section 9.02;

          (2) any Tax imposed on an Indemnitee as a result of a transfer or other disposition, by such Indemnitee or any of its predecessors in interest, of any interest in the Aircraft or any Basic Document, unless such transfer or disposition occurs after the occurrence of an Event of Default;

          (3) any Tax in the nature of a penalty, an addition to tax, interest, or fines resulting from the negligence or misconduct of the Indemnitee in connection with the preparation or filing of (or failure to prepare or file) tax returns, or the payment of or failure to pay its taxes, but in each case not if in any way attributable to Borrower's failure to notify such Indemnitee of its obligations to prepare and file its returns in respect of Taxes indemnified pursuant to this Section 9.02, to the extent Borrower shall have actual knowledge of such obligations, or to provide any information necessary for the preparation or filing of such returns or the conduct of such proceedings or otherwise to perform its duties and responsibilities pursuant to the Basic Documents;

          (4) any Tax imposed on an Indemnitee to the extent that such tax results from that Indemnitee's gross negligence, willful misconduct, or bad faith;

          (5) any Tax that would not have been imposed but for any failure of an Indemnitee to file proper and timely reports or returns or to pay any Tax when due, if Borrower has actual knowledge of such Tax and specifically notifies that Indemnitee in a timely manner of the pertinent filing or payment requirement;

          (6) any Tax imposed on an Indemnitee with respect to any period commencing after the payment of all Secured Obligations (but not excluding penalties, fines, additions to tax, and interest on or computed by reference to indemnifiable Taxes);

          (7) any Tax that is not yet due or that is being contested under
     Section 9.02(c);

          (8) any Tax imposed on an Indemnitee that is, or is in the nature of, an intangible or similar tax upon or with respect to the value of such Indemnitee's interest in the Note; or

          (9) any Tax imposed by Code Section 4975 or under Part 4 or Part 5 of subtitle B of ERISA.

     (c) Contest.  Borrower shall be entitled, at its expense, to require the
         -------
imposition of any Tax for which it is obligated to indemnify hereunder to be contested, and (after notice to the pertinent Indemnitee) to withhold payment of any Tax not theretofore paid by an Indemnitee, during pendency of such contest unless prior payment is a condition to such contest. At an Indemnitee's election, such contest shall be conducted by Borrower in Borrower's name, but only if Borrower is permitted as a matter of law so to contest such Tax. If any claim is made or any proceeding is commenced against: any Indemnitee for any Tax as to which Borrower has an indemnity obligation pursuant to this Section 9.02, such Indemnitee shall promptly notify Borrower of any such claim or proceeding, but the failure to provide such notice shall not release Borrower from its indemnity obligation hereunder (except to the extent that Borrower's contest of that claim is precluded by such failure). If an Indemnitee is requested by Borrower in writing to contest an indemnifiable Tax, so long as no Financial Default exists, such Indemnitee shall in good faith, with due diligence, and at Borrower's expense, contest the validity, applicability, or amount of such Tax by, in such Indemnitee's sole discretion (but after consulting with Borrower),
(a) resisting payment thereof, (b) not paying the same except under protest, if protest is necessary and proper, or (c) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; provided, that the Indemnitee shall not be required to take any action pursuant to this sentence unless and until (aa) Borrower provides to that Indemnitee a written acknowledgment that Borrower is liable to indemnify such Indemnitee for the contested Taxes to the extent that the contest is unsuccessful; (bb) Borrower provides to that Indemnitee, upon request, an opinion of tax counsel, selected by Borrower and reasonably satisfactory to such Indemnitee, to the effect that such contest has a reasonable possibility of success under applicable law and the standards of ABA Formal Opinion 85-352 (and, in the case of any appeal, that there is "substantial authority" (within the meaning of Code Section 6662) for such appeal: ; and (cc) Borrower shall have agreed to pay (and shall actually pay) on demand to such Indemnitee all reasonable costs and expenses (including reasonable attorneys, fees) that such Indemnitee may incur in contesting such claim. If any such contest involves payment of the Tax in question, Borrower shall either (x) make such payment directly to the appropriate authority, or (y) furnish to such Indemnitee sufficient funds (on an interest-free basis) to make such payment, and indemnify such Indemnitee, in a manner satisfactory to such Indemnitee, against any adverse tax consequence resulting from such interest-free advance.

     An Indemnitee shall not settle any contest required by this Section 9.02 without Borrower's prior written consent, unless (1) that Indemnitee foregoes its right to be indemnified for the Tax being contested, or (2) Borrower unreasonably withholds or delays such consent.

     If any Indemnitee obtains a refund attributable to any Tax paid or indemnified by Borrower, such Indemnitee shall (if no Financial Default exists) pay to Borrower an amount equal to the amount of such refund, plus any interest received or credited and attributable thereto, plus any net tax benefit (and minus any net tax detriment) realized (or sustained) by such Indemnitee as a result of any refund received and payment by such Indemnitee made pursuant to this sentence. Such amount shall be payable not later than 30 days after such refund or interest is received.

     Nothing contained in this 9.02(c) shall require any Indemnitee to contest or permit Borrower to contest a claim which it would otherwise be required to contest pursuant to this Section 9.02 if such Indemnitee shall (a) waive payment by Borrower of any Amount that might otherwise be payable by Borrower under this
Section 9.02 by way of indemnity in
respect of such claim, and (b) repay to Borrower any amounts paid by Borrower pursuant to the penultimate sentence of the first paragraph of this Section 9.02(c).

     (d) Calculation of General Tax Indemnity Payments.  Any payment which
         ---------------------------------------------
Borrower is required to make to or for the account of any Indemnitee with respect to any Tax which is subject to indemnification under this Section 9.02 shall be made on a net basis, taking into account offsetting credits or deductions available to such Indemnitee as a result of the payment of such Tax, and shall include the amount necessary to hold such Indemnitee harmless on an after-tax basis from the net amount of all Taxes required to be paid by such Indemnitee as the result of such payment (including any Taxes imposed on such indemnity payment) pursuant to the laws of any Taxing Authority. The amount of any payment or indemnity required under this section shall be determined by the Indemnitee reasonably and in good faith, and (subject to verification in accordance with the terms of this paragraph) that determination shall be conclusive. The Indemnitee will provide Borrower with a summary explanation of the basis for the Indemnitee's computations. Within 30 days after Borrower receives that summary explanation, Borrower may request that the Verifying Firm verify whether the calculations submitted by Lender are based on the correct assumptions and are mathematically correct. The Verifying Firm shall be requested to make its determination within 30 days. If the Verifying Firm determine that such computations are inaccurate or based on incorrect assumptions, then the Verifying Firm shall determine what it believes to be the appropriate computations. Such verification shall be final and binding on the parties hereto. The costs and expenses of such verification shall be paid by Borrower (unless, according to such verification, such Indemnitee's computation should be reduced by 5% or more, in which case the costs and expenses of such verification shall be paid by such Indemnitee).

     (e)    Reports. Borrower shall timely file any report, return, or statement
            -------
required to be filed with respect to any Tax which is subject to indemnification under this Section 9.02, except for any such report, return, or statement which an Indemnitee has notified Borrower that it intends to file. Borrower shall file such report, return, or statement, and shall send a copy to Lender and each Indemnitee if such Lender or Indemnitee would be liable for the Tax covered by such report, return, or statement. Each Indemnitee shall promptly forward to Borrower any notice, bill, or advice received by it concerning any Tax.

     9.03.  Survival.  The requirements in this Section 9 shall survive
            --------
termination of this Agreement and the other Basic Documents and the payment of the Note.

10.  MISCELLANEOUS

     10.01.  No Waivers; Cumulative Remedies.  No failure or delay in exercising
             -------------------------------
any power or right under any Basic Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof or the exercise of any other right or power under any Basic Document. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

     10.02.  Notices.  All communications and notices provided for under this
             -------
Agreement shall be given, and shall become effective, in the manner specified in the Mortgage.

     10.03.  Transaction Expenses.
             --------------------

     (a) Borrower will pay on demand all reasonable out-of-pocket expenses in connection with the preparation, execution, delivery, administration (excluding routine administration), and enforcement of the Basic Documents, or in connection with any scheduled closing that is postponed or cancelled, including (i) all fees and expenses of McAfee & Taft, special FAA counsel; (ii) all FAA and UCC filing and lien search fees; (iii) all fees and expenses (including legal fees and expenses) of Lender in connection with actual or proposed amendments, waivers, or consents to or under this Agreement or the other Basic Documents (unless requested by Lender and unconnected with a Default); and (iv) all fees and expenses (including legal fees and expenses) of Lender in connection with the actual or proposed enforcement of any Basic Document against Borrower or Lender's protection of its rights thereunder, or in connection with any bankruptcy, reorganization, liquidation, insolvency, or similar proceeding involving Borrower or any Item (including relief-from-stay motions, cash collateral disputes, assumption/rejection motions, and disputes concerning any proposed disclosure statement or plan proposed during a case).

     (b) Lender shall be entitled to receive reimbursement, within five Business Days after its request, for all reasonable expenses incurred or made by it in accordance with this Agreement or any other Basic Document.

     10.04.  Amendments.  Any provision of the Basic Documents, may be amended,
             ----------
terminated, waived, or otherwise modified only in writing and signed by Borrower and Lender.

     10.05.  Successors and Assigns.  This Agreement shall bind and benefit
             ----------------------
Lender and Borrower and their successors and assigns, except that Borrower may not assign or transfer its rights under this Agreement without Lender's prior written consent which shall not be unreasonably withheld. Lender shall have a free right to assign, convey, or otherwise transfer any of its interest in the Basic Documents, or offer to do any of the foregoing, to any bank, credit company, finance company, insurance company, or other financial institution (but in any event not to an airline in direct competition with Borrower), except in any manner that would result in a violation of 49 U.S.C. subtitle VII, the Securities Act of 1933, as amended, or ERISA.

     10.06.  Governing Law; Jurisdiction; Jury Trial Waiver.  This Agreement
             ----------------------------------------------
shall be governed by the laws of the state of New York (excluding any conflict-of-laws rule that would apply the laws of any other jurisdiction). Any legal action or proceeding with respect to the Basic Documents may be brought in such of the courts of competent jurisdiction of the State of New York in the City of New York or in the United States District Court for the Southern District of New York and by execution and delivery of this Agreement, each of Borrower and Lender irrevocably submits to the non-exclusive jurisdiction of such courts, and to appellate courts therefrom, for purposes of legal actions and proceedings hereunder and, in the case of any such legal action or proceeding brought in the above-named New York courts, hereby irrevocably consents, during such time, to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, at their respective addresses as provided in the Mortgage, or by any other means permitted by applicable law. To the extent permitted by law, final judgment (a certified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of Borrower to Lender) in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on an unsatisfied judgment. Each of Borrower and Lender hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts, (b) that it or any of its property is immune from the legal process described in this paragraph (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise), (c) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper, or that any Basic Document may not be enforced in or by such courts, or (d) any defense that would hinder or delay the levy, execution, or collection of any amount to which either party hereto is entitled pursuant to a final judgment of any court having jurisdiction, after exhaustion of all available appeals. Nothing in this Section 10.06 shall limit any right to bring actions, suits, or proceedings in the courts of any other jurisdiction. Borrower expressly acknowledges that the foregoing waiver is intended to be irrevocable. Each of Borrower and Lender hereby waives any right which it may have to request a trial by jury in any action relating to the Basic Documents.

     10.07.  Further Assurances; Performance by Lender.  (a) Borrower shall
             -----------------------------------------
execute and deliver to Lender from time to time, upon Lender's reasonable request, all such documents and instruments, and take all such other action, as Lender deems necessary or proper to perfect or otherwise preserve and protect its interests under the Basic Documents or to enable Lender to obtain the full benefit of the Basic Documents and the rights and powers herein and therein granted. Borrower hereby irrevocably constitutes and appoints Lender as Borrower's attorney in fact, while an Event of Default exists, with full power of attorney and full power of substitution, in Lender's discretion and without any further act of Borrower, to execute and deliver in the name and on behalf of the Borrower any and all documents and take any or all action to perfect and otherwise protect and preserve the interests created under the Basic Documents. Lender shall not be obligated to do any of the acts or exercise any of the powers authorized in this Section 10.07, but if Lender elects to do any such act or exercise any such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be responsible to Borrower except for Lender's gross negligence, willful misconduct, or breach of Section 3. 07 of the Mortgage. All powers conferred upon Lender by this Agreement, being coupled with an interest, shall be irrevocable so long as any Secured obligations remain unpaid or unperformed.

     (b) If Borrower fails at any time to comply with any of its obligations under the Basic Documents, Lender may, at is option, take any action it may deem necessary for the maintenance, preservation, or protection of the Collateral or otherwise in furtherance of the performance of Borrower's unperformed obligations, including discharging taxes or other Liens at any time levied or placed on the Collateral or paying insurance premiums or filing fees. All money advanced and all expenses (including legal fees) incurred by Lender in connection with any such action, together with interest thereon at the rate described in Section 4.64 of this Agreement, shall be repaid to Lender upon demand. The making of any such advance by Lender shall not cure any breach by Borrower until the full amount of any such advance and interest thereon shall have been repaid to Lender and such breach shall have otherwise been cured.

     10.08.  Headings.  Section headings in this Agreement are for convenience
             --------
only and are not a substantive part of this Agreement.

     10.09.  Execution in Counterparts.  This Agreement may be executed in
             -------------------------
separate counterparts.

     10.10.  Survival of Representations and Warranties.  All representations
             ------------------------------------------
and warranties in this Agreement or made in writing in connection with this Agreement shall survive the execution and delivery of this Agreement and the Mortgage.

     10.11.  Severability.  If any part of any provision in this Agreement, or
             ------------
any document contemplated hereby, is or becomes invalid or unenforceable under applicable law, that part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of that provision or the remaining provisions.

        [The remainder of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, Borrower and Lender have executed this Loan Agreement.


                                    TOWER AIR, INC.

                                    By: /s/ Philip R. Brookmeyer
                                        ------------------------

                                    Title: VP - Legal
                                           ----------------------


                                    THE CIT GROUP/EQUIPMENT
                                    FINANCING, INC.

                                    By: /s/ Karen Scowcroft
                                        -------------------------

                                    Title: Vice President
                                           -------------------------

                                                                       EXHIBIT A


                                TOWER AIR, INC.

                                PROMISSORY NOTE

                          (Issued in Connection with
                           Boeing 747-238B Aircraft
                     Bearing U.S. Registration No. N607PE)

                                                            New York, New York
$7,519,468.79                                               September __, 1998


          For value received, Tower Air, Inc. ("Borrower"), a Delaware corporation, promises to pay to the order of The CIT Group/Equipment Financing, Inc. ("Lender") the principal sum of Seven Million Five Hundred Nineteen Thousand Four Hundred Sixty-Eight and 79/100 Dollars ($7,519,468.79), and to pay interest on the unpaid principal balance thereof from and including the date of this Note to but excluding the date payment in full of the principal amount of this Note is made, at a rate of 8.5%. per annum (based on a 360-day year of 12 30-day months), on each Payment Date beginning on October 18, 1998. Payments not made when due (including payments due because of an acceleration) shall, to the extent permitted by law, bear interest, payable upon demand, at a rate equal to 10.5% per annum. The amount of interest due or payable under this Note or the Loan Agreement shall not in any event exceed the maximum allowable by applicable law.

          All payments due under this Note shall be made to The Chase Manhattan Bank (ABA # 021-000-021), at 270 Park Avenue, New York, New York 10019, for credit to The CIT Group Account No. 116-003855, Reference: Tower N607PE (or at such other place as the holder hereof may from time to time notify Borrower in writing), in the United States, not later than 1:00 pm (New York City time) on the due date thereof in United States dollars in funds immediately available in New York City.

          Payments on this Note shall be made in eight (8) consecutive installments of interest only followed by 22 consecutive installments of principal and interest, due on the Payment Dates from October 18, 1998 through April 18, 2001, as shown on the attached schedule; provided, that the final installment shall in any event be an amount sufficient to pay all then-outstanding principal amount of this Note and all then-unpaid interest accrued on this Note.

          Interest accrued on the principal amount of this Note shall be paid on each Payment Date, and on the date the principal hereof is paid in full, except that interest accrued on overdue principal or interest payments shall be payable on demand.

          Borrower waives presentment, demand, protest, and notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the holder of this Note.

          This Note is the Note referred to in, and is subject to, the Loan Agreement, which provides for the acceleration of the maturity of this Note upon the occurrence of an Event of

Loss to the Aircraft or an Event of Default (each as defined in the Loan Agreement), and which provides for the prepayment of this Note. This Note is also entitled to benefits under the Mortgage (such term being defined in the Loan Agreement).

     As used in this Note, the following terms shall have the following meanings:

     "Business Day": any day, other than a Saturday or Sunday, on which commercial, banks are open for business in New York, New York.

     "Loan Agreement": the Loan Agreement dated as of July 15, 1998 between Borrower and Lender, as from time to time amended.

     "Payment Date": the 18th day of each month after the date of this Note, through April 18, 2001, except that any Payment Date that falls on a day which is not a Business Day shall instead occur on the following Business Day.

     This Note shall be governed by, and construed in accordance with, the laws of the state of New York (excluding any conflict-of-laws rule that would apply the laws of any other jurisdiction).


                                      TOWER AIR, INC.

                                      By: /s/ Philip R. Brookmeyer
                                         -------------------------
                                      Title: V.P. - Legal
                                            ----------------------

                                                                       EXHIBIT B



                    SECURITY AGREEMENT AND CHATTEL MORTGAGE
                           dated as of July 15, 1998

                                    between

                               TOWER AIR, INC.,
                                   Borrower,


                                      and



                   THE CIT GROUP/EQUIPMENT FINANCING, INC.,
                                    Lender.



                      One Boeing Model 747-238B Aircraft
                        Manufacturer's Serial No. 20011
                         U.S. Registration No. N607PE

                    SECURITY AGREEMENT AND CHATTEL MORTGAGE


     This Security Agreement and Chattel Mortgage is entered into as of July 15, 1998, by and between Tower Air, Inc. ("Borrower") and The CIT Group/Equipment Financing, Inc. ("Lender").

     Recitals: Borrower and Lender have entered into the Loan Agreement, which provides for a loan to Borrower by Lender, to be used to purchase the Aircraft. Borrower and Lender are entering into this Mortgage so that Borrower will grant to Lender, through the Mortgage Supplement, a purchase money security interest in the Collateral as security for the payment of the Note and of other sums owing under this Mortgage or the Loan Agreement and as security for Borrower's performance of its obligations under the Basic Documents to which it is a party.

     Borrower and Lender agree as follows:


1.   DEFINITIONS; REFERENCES

     1.01. Definitions. The following terms, when capitalized as below, have the following meanings:

     "Aircraft":  the Airframe and the four Engines.
      --------

     "Airframe":  the Boeing model 747-238B aircraft listed by U.S. registration
      --------
number and manufacturer's serial number on the Mortgage Supplement (except for any Engines or engines from time to time installed thereon), including all Parts incorporated in such airframe.

     "Basic Documents": the Purchase Agreement, this Mortgage, the Loan
      ---------------
Agreement, the Note, the Mortgage Supplement and each other document, agreement, instrument and certificate entered into in connection with the transactions contemplated hereby.

     "Business Day": any day, other than a Saturday or Sunday, on which
      ------------
commercial banks are open for business in New York, New York.

     "Closing Date": the date of this Mortgage.
      ------------

     "Collateral": defined in Section 2.01.
      ----------

     "Default":  any event or condition that would become an Event of Default
      -------
upon the giving of notice or lapse of time or both, or any Event of Default.

     "Dollars" or "$": United States dollars.
      -------      -

     "Engine": any of the four Pratt & Whitney JT9D-7J engines listed by
      ------
manufacturer's serial numbers in the Mortgage Supplement, whether installed on the Airframe or on any other airframe, including any Replacement Engine substituted for an Engine under this Mortgage, and including all Parts incorporated in such engine.

     "Event of Default": defined in Section 8.01.
      ----------------

     "Event of Loss": with respect to any Item, any of the following events: (i)
      -------------
the
destruction or damage beyond economic repair of such Item or rendition of such Item permanently unfit for normal use for any reason whatsoever; (ii) any damage which results in an insurance settlement with respect to such Item on the basis of a total loss or a constructive or compromised total loss (as agreed between Borrower and the underwriter); (iii) the condemnation, confiscation, or requisition of title to such Item; (iv) the loss, theft, disappearance, confiscation, or seizure of such Item for a continuous period of at least 60 days; or (v) the requisition of use of such Item, by any Person other than the Government, for a continuous period of at least 6 months. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

     "FAA":  the United States Federal Aviation Administration, and any
      ---
instrumentality of the United States succeeding to its function.

     "Financial Default": a Default of the type described in Section 8.01
      -----------------
(a),(k), or (1) of the Loan Agreement, or an Event of Default.

     "Government":  the federal government of the United States, or any
      ----------
instrumentality or agency thereof.

     "incorporated in": incorporated or installed in, attached to, or otherwise
      ---------------
made a part of.

     "Insured Value": with respect to the Aircraft, $25,000,000 and, with
      -------------
respect to an Engine, while such Engine is off-wing, $3,500,000, but in any event a maximum of $25,000,000.

     "Item": the Airframe or an Engine.
      ----

     "Lien": any mortgage, pledge, assignment, encumbrance, claim of ownership,
      ----
lien (statutory or other) , or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, or lease in the nature thereof).

     "Loan Agreement": the Loan Agreement dated as of July 15, 1998 between
      --------------
Borrower and Lender.

     "Mortgage": this Security Agreement and Chattel Mortgage.
      --------

     "Mortgage Supplement": a supplement to this Mortgage, substantially in the
      -------------------
form of Schedule A hereto.

     "Note": the promissory note issued by Borrower to Lender in connection with
      ----
the Aircraft.

     "Parts": all appliances, parts, instruments, appurtenances, accessories,
      -----
furnishings and other equipment of whatever nature (other than complete Engines or engines) which are from time to time incorporated in the Airframe or any Engine, or having been so incorporated are later removed therefrom, so long as they are subject to this Mortgage pursuant to Section 4.02.

     "Payment Date": the eighteenth (18th) day of each month occurring after the
      ------------
Closing Date, except that any Payment Date that falls on a day which is not a Business Day shall instead occur on the following Business Day.

     "Permitted Air Carrier": any Person who, at the time that a lease to it is
      ---------------------
entered into, is
a Section 1110 Person, is not in bankruptcy, and (to the best of Borrower's knowledge) is generally paying its financial obligations as they become due.

     "Permitted Lease": a lease permitted under Section 3.02(a).
      ---------------

     "Permitted Lessee": a lessee under a Permitted Lease.
      ----------------

     "Permitted Lien": any Lien referred to in clauses (a) through (f) of
      --------------
Section 7.01 that is not guaranteed by any "insider" (as defined in Bankruptcy Code Section 101(30)) of Borrower.

     "Person": any individual, corporation, limited liability company,
      ------
partnership, joint venture, or other legal or governmental entity.

     "Purchase Agreement": the Aircraft Purchase Agreement dated as of July 15,
      ------------------
1998 between C.I.T. Leasing Corporation and Borrower.

     "Records": defined in Section 4.05.
      -------

     "Replacement Engine": a Pratt & Whitney JT9D-7J engine having a value and
      ------------------
utility at least equal to the engine replaced (determined without regard to hours or cycles remaining until the next scheduled overhaul, but assuming that the engine replaced was in the condition required by this Mortgage), and which is suitable for installation and use on the Airframe, which is substituted for an Engine hereunder pursuant to Section 3.06 or Section 6.02.

     "Section 1110 Person": a "citizen of the United States" (within the meaning
      -------------------
of 49 U.S.C. (S)40102 (a) (15)) who is an air carrier holding a valid air carrier operating certificate issued pursuant to 49 Chapter 447 for aircraft capable of carrying 10 or more individuals.

     "Secured Obligations": all of Borrower's obligations (of whatever nature)
      -------------------
under the Basic Documents, whether such obligations exist now or arise in the future.

     "Term":  the period commencing on the Closing Date and ending on the date
      ----
all Secured Obligations are paid in full.

     1.02.  Usage.  Any agreement or instrument referred to in Section 1.01
            -----
means such agreement or instrument as from time to time supplemented and amended. References to sections, schedules, and the like refer to those in or attached to this Mortgage unless otherwise specified. "Including" means "including but not limited to". "Or" means one or more, or all, of the alternatives listed or described. "Herein", "hereof", "hereunder", etc. mean in, of, or under, etc. this Mortgage (and not merely in, of, under, etc. the section or provision where that reference appears).

2.   GRANT OF SECURITY INTEREST

     2.01.  Grant of Security Interest.  To secure payment and performance of
            --------------------------
the Secured obligations, Borrower hereby grants to Lender a purchase money security interest in the following property (the "Collateral"):

          (a) all Borrower's right, title, and interest in and to the Aircraft (including the Engines), which shall be specifically subjected to the Lien of this Mortgage on the Closing Date by means of the Mortgage Supplement;

          (b)  the Records;

          (c) all Borrower's right, title, and interest in, to, and under the Purchase Agreement;

          (d) all Borrower's right, title, and interest in, to, and under any lease, sublease, pooling, or interchange agreement with respect to the Aircraft;

          (e) all money and securities deposited or required to be deposited with Lender pursuant to any Basic Document or required to be held by Lender hereunder; and

          (f) all proceeds of any nature (including insurance) in respect of the foregoing.

3.   POSSESSION AND USE OF THE AIRCRAFT

     3.01.  Use of the Aircraft.  Borrower shall not operate any Item, or permit
            -------------------
any Item to be operated, in violation of any law, rule, regulation, or order of any governmental authority having jurisdiction (domestic or foreign) or in violation of any airworthiness certificate, license, or registration relating to any Item issued by any such authority.

     3.02.  Possession.  Borrower shall not, without Lender's consent, which
            ----------
shall not be unreasonably withheld, sell, lease, or otherwise in any manner deliver, transfer, or relinquish possession of any Item, or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided, that so long as no Default exists at the beginning of such lease, delivery, transfer, relinquishment, or installation, Borrower may, without such consent:

            (a) (i) wet lease the Aircraft or (ii) lease any Item to any Permitted Air Carrier, if (1) a copy of such lease is submitted to Lender at least five Business Days before the Item is delivered to the lessee thereunder, (2) such lease (x) is expressly subject and subordinate to the Lien of this Mortgage and to all the rights of, and remedies available to, Lender under this Mortgage, (y) is specifically assigned to Lender as additional security for the payment and performance of the Secured Obligations, with the chattel paper original delivered to Lender, and (z) provides that, upon notice to the lessee thereunder by Lender that a Financial Default then exists under this Mortgage, the lessee will make all payments under such lease directly to Lender (provided, that the lessee may make all payments under such lease directly to Borrower so long as the lessee has not received any such notice), (3) the lease does not permit the sublease of any Item, and (4) the lease requires that the lessee provide Lender with semi-annual certificates of an appropriate officer of the lessee, certifying that each leased Item is being maintained in accordance with Section 4.01 of Mortgage;

            (b) deliver or permit any Permitted Lessee to deliver possession of any Item to any organization for testing, service, repair, maintenance, or overhaul work or for permitted alterations, modifications, or additions;

            (c) transfer or permit any Permitted Lessee to transfer possession of any Item to the United States or any instrumentality or agency thereof;

            (d) install or permit any Permitted Lessee to install an Engine on an airframe owned by Borrower or such Permitted Lessee free and clear of all Liens, except (i) Permitted Liens and Liens that do not apply to such Engine, (ii) the rights of air carriers under normal interchange or pooling agreements which are customary in the airline industry and do not contemplate, or require, the transfer of title to such Engine, and (iii) Liens pursuant to agreements that effectively provide that the secured party thereunder will not acquire any interest in such Engine by reason of its installation on such airframe at any time that such Engine is required to be subject to this Mortgage;

          (e) (i) install or permit any Permitted Lessee to install an Engine on an airframe leased to Borrower or such Permitted Lessee or owned by Borrower or such Permitted Lessee subject to a conditional sale or other title retention agreement or to a security agreement, if such airframe is free and clear of all Liens except the rights of the parties to the lease or conditional sale or other title retention agreement, or security agreement covering such airframe and except Liens of the type permitted by clause (d) of this Section 3.02, and

               (ii) Borrower or such Permitted Lessee has received, from the lessor, conditional vendor, or secured party of such airframe, a written agreement (which may be the lease or conditional sale or other security agreement covering such airframe) , whereby such lessor, conditional vendor, or secured party effectively agrees that it will not acquire any interest in any Engine by reason of its installation on such airframe at any time that such Engine is required to be subject to this Mortgage;

          (f) install or permit a Permitted Lessee to install an Engine on an airframe owned by Borrower or such Permitted Lessee, leased to Borrower or such Permitted Lessee, or subject to a conditional sale or other security agreement under circumstances where neither clause (d) nor clause (e) of this Section 3.02 applies; provided, that such installation shall be deemed an Event of Loss with respect to such Engine and Borrower shall comply with
     Section 6.02 with respect to such Event of Loss;

          (g) transfer, or permit a Permitted Lessee to transfer, possession of any Engine to any Person for the purpose of shipment; or

          (h) subject or permit any Permitted Lessee to subject any Engine to a pooling or borrowing arrangement or any reciprocal leasing arrangement in the nature thereof, in Bach case customary in the United States airline industry entered into by Borrower or such Permitted Lessee in the ordinary course of its business with one or more air carriers or the manufacturer of the Engines.

     Borrower shall remain primarily liable hereunder for the performance of the terms of this Mortgage to the same extent as if no such lease, sublease, pooling, interchange, installation, or transfer had occurred. No pooling or interchange agreement, lease, or other relinquishment of possession of any Item shall in any way discharge or diminish Borrower's obligations to Lender hereunder. If Borrower or a Permitted Lessee shall have received, from the lessor, conditional vendor, or secured party of any airframe or engine leased to or operated or purchased by Borrower or such Permitted Lessee subject to a lease, conditional sale, or other security agreement, a written agreement complying with clause (ii) of Section 3. 02 (e) , Lender hereby agrees for the benefit of such lessor, conditional vendor, or secured party that Lender will not acquire or claim, as against such lessor, conditional vendor, or secured party, any interest in any such engine as the result' of its installation on the Airframe.

     3.03.  Pooling of Parts.  Any Part may be removed from any Item and
            ----------------
subjected to a normal pooling arrangement customary in the airline industry entered into in the ordinary course of Borrower's or a Permitted Lessee's business, if that Part is replaced with a Part that complies with the provisions of Section 4.02 as promptly as practicable after the removal of such removed Part. Any replacement Part when incorporated in an Item in accordance with Section 4.02 may be owned by an air carrier subject to such a normal pooling arrangement if Borrower, at its expense, as promptly as practicable either (i) causes title to such replacement Part to vest in Borrower in accordance with Section 4.02 or (ii) replaces such replacement Part by incorporating in such Item a further replacement Part owned by Borrower free and clear of all Liens except Permitted Liens.

     3.04.  Transfer of Parts.  Borrower and any Permitted Lessee may install
            -----------------
Parts in airframes or engines (other than the Airframe or an Engine) operated by it or such lessee or sublessee, provided that any Parts so installed are replaced as promptly as practicable as required by Section 4.02.

     3.05.  Operation and Location.  Borrower shall not permit any Item to be
            ----------------------
operated or located at any place or under any condition outside the geographical limits of or otherwise excluded from coverage by any insurance required under this Mortgage. Without limiting the generality of the foregoing, Borrower will not permit any Item to be operated or located in any recognized or, in Lender's judgment (if communicated to Borrower in accordance with Section 9. 04) , threatened area of hostilities, unless covered by war-risk insurance in accordance with the requirements of Section 5 or unless such Item is used by or under contract with the Government under which use or contract the Government assumes liability for any damage, loss, destruction, or failure to return possession of such Item at the end of the term of such use or contract and for injury to persons or damage to property of others.

     3.06.  [Intentionally Omitted.]

     3.07.  Quiet Enjoyment.  If and so long as no Event of Default exists,
            ---------------
neither Lender nor any of its successors and assigns shall disturb the possession or use of the Aircraft by Borrower or any Permitted Lessee, except as permitted by the Basic Documents.

     3.08.  Registration.  Borrower shall at all times cause the Aircraft to
            ------------
remain effectively registered in the name of Borrower with the FAA pursuant to 49 U.S.C. subtitle VII.

     3.09.  Nameplate; Ownership Markings.  Borrower will not allow the name of
            -----------------------------
any Person other than Borrower to be placed on any Item as a designation that might be interpreted as a claim of ownership, except that Borrower may allow any Item (1) to be lettered, painted, or marked in an appropriate manner for convenience of identification of the interest therein of any Permitted Lessee (including customary colors and insignia of such Permitted Lessee) , (2) to be painted with advertising logo on the exterior of the Airframe, and (3) to bear insignia plates or other markings identifying the supplier or manufacturer of such Item or any Parts thereof. Borrower shall affix (and maintain at all times), in the cockpit of the Airframe and on each Engine, a durable nameplate or stencil bearing the inscription "Owned by Tower Air, Inc., and mortgaged to The CIT Group/Equipment Financing, Inc." (such nameplate or stencil to be replaced, if necessary, with a nameplate or stencil reflecting the name of any successors) in interest to Lender).

4.   MAINTENANCE AND OPERATION

     4.01.  Maintenance.  Borrower shall (or shall cause a Permitted Lessee to)
            -----------
maintain, service, repair, overhaul, alter, modify, add to, and test each Item, and each other engine installed from time to time on the Airframe, in accordance with Borrower's or such Permitted

Lessee's FAA-approved maintenance program for the Aircraft, Airframes, or Engines, or its substantial equivalent, so as to keep each Item in good operating condition and in such condition as required to enable a Standard Airworthiness Certificate (Transport Category) for the Aircraft to be maintained in good standing at all times under 49 U.S.C. subtitle VII. Borrower will (or shall cause a Permitted Lessee to) comply with all mandatory service, inspection, maintenance, repair, and overhaul regulations, directives, and instructions for United States operators of Boeing model 747-200 aircraft and Pratt & Whitney JT9D-7J engines, and agrees that the Airframe and Engines will not be maintained in violation of any law, rule, regulation, or order of any government or governmental authority having jurisdiction (domestic or foreign).

     4.02.  Replacement of Parts.  Except as provided in Section 4.03, Borrower
            --------------------
shall promptly replace (or cause to be replaced) all Parts which from time to time are incorporated in any Item and which from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, or permanently rendered unfit for use for any reason whatsoever. In addition, if Borrower removes (or permits to be removed) in the ordinary course of maintenance, service, repair, overhaul, or testing any Part, whether or not worn out, destroyed, damaged beyond repair, or permanently rendered unfit for use, or subjects any Part to a pooling arrangement described in Section 3.03, Borrower shall replace (or cause to be replaced) such Part as promptly as practicable with a replacement Part, except as provided in Section 4.03. Each such replacement Part shall be free and clear of all Liens (except Permitted Liens and pooling arrangements to the extent permitted by Section 3.03), shall have at least the same value and utility as the replaced Part, and shall be in good operating condition. All Parts at any time removed from any Item as herein provided shall remain subject to this Mortgage, no matter where located, until such time as such Parts are replaced by Parts which have been incorporated in the Aircraft and which meet the requirements for replacement Parts (as specified in this section). Immediately upon any replacement Part's becoming incorporated in any Item as provided in this section, without further act, such replacement Part shall become subject to this Mortgage and be deemed a part of such Item for all purposes hereof to the same extent as the Part replaced, and the replaced Part shall no longer be subject to this Mortgage and shall no longer be deemed a Part hereunder.

     4.03.  Alterations and Modifications.  Borrower shall make or cause to be
            -----------------------------
made all alterations and modifications in and additions to the Aircraft as are required from time to time to meet the requirements of the FAA or (except to the extent being contested by Borrower in good faith and by appropriate proceedings, and only so long as non-compliance does not pose any material risk of the loss, forfeiture, or grounding of the Aircraft) other governmental authority having jurisdiction over any Item or Borrower. In addition, Borrower or any Permitted Lessee may from time to time make alterations and modifications in and additions to any Item as it deems desirable in the proper conduct of its business, provided that no such alteration, modification, or addition (i) decreases the value, utility, or remaining useful life of the Aircraft in any material respect below its then-current value, utility, and remaining useful life assuming that the Aircraft is at such time in the condition and repair as required by the terms hereof (unless such alteration, modification, or addition is required to comply with the first sentence of this Section 4.03) or (ii) adversely affects the eligibility of the Aircraft for a Standard Airworthiness Certificate (Transport Category). Lender shall not bear any liability whatsoever for the alteration or modification of or addition to the Aircraft, whether in the event of grounding or suspension of certificates or for any other cause whatsoever. All Parts incorporated in the Aircraft as the result of such alteration, modification, or addition (other than Parts referred to in the following provisions and Parts that are subject to a pooling arrangement permitted by
Section 3.03), without further act, shall bear any subject to the Lien of this Mortgage; provided, that so long as no Financial Default exists, Borrower may remove and not replace any such Part that (x) is in addition to, and not in replacement of or in substitution for, any Part incorporated in such Item on the Closing Date (or any Part in replacement of or substitution for any such Part), (y) is not required to be incorporated in such Item pursuant to the terms of Section
4.02 or any other provision of this Mortgage, and (z) can be removed from such Item without diminishing the value, utility, or remaining useful life that such Item would have had at such time had such alteration, modification, or addition not occurred. Upon the removal by Borrower of any such Part as above provided, such Part shall not be subject to the Lien of this Mortgage and shall not be a Part hereunder.

     4.04.  Compliance with Law.  Borrower shall comply (and shall cause each
            -------------------
Permitted Lessee to comply) with all laws, of the jurisdictions in which the Collateral is operated and with all laws, rules, regulations, orders, and airworthiness directives of the FAA and any other legislative, executive, administrative, or judicial body having jurisdiction over Borrower or any Permitted Lessee to the extent that noncompliance with such laws, rules, regulations, orders, and airworthiness directives would have any material adverse effect on the operation, service, repair, overhaul, testing, maintenance, or use of the Aircraft or Borrower's ability to fulfill its duties and obligations under this Mortgage or any other Basic Document.

     4.05.  Records.  Borrower shall maintain or cause to be maintained, in
            -------
English, all logs, manuals, certificates, data, and inspection, modification, and restoration records and other materials so long as required by any governmental authority having jurisdiction over the Collateral to be maintained in respect of the Collateral ("Records"). If any Item is repossessed pursuant to Section 8, Borrower shall forthwith deliver all Records to Lender.

5.   INSURANCE

     5.01.  Borrower to Maintain Insurance.  Borrow maintain, or cause to be
            ------------------------------
maintained, on the Aircraft, the Airframe and each Engine, policies of insurance in such form, of such and with insurers as maintained with respect to other property of similar type in Borrower's fleet and in any event not less than as follows:

     (a) Borrower will at all times carry and maintain comprehensive aircraft liability, passenger liability, products liability, cargo and contractual liability, and property damage liability insurance, with insurers of recognized responsibility, with respect to the Aircraft, the Airframe, and each Engine, and acceptable to Lender, in an amount not less than that carried by Borrower on similar items owned or leased by Borrower but in no event less than $500,000,000 combined single limit per occurrence. Such insurance shall be of the type usually carried by corporations engaged in the same or a similar business as that served by the Aircraft, similarly situated with Borrower and owning and operating similar aircraft and engines in such business, and covering risks of the kind customarily insured against by such corporations. Borrower may self - insure portions of any of the risks described in this Section 5.01(a) to the extent acceptable to Lender. The Aircraft may be insured under a ground risk policy acceptable to Lender while the Aircraft is grounded or not operational.

     Any policies of insurance carried in accordance with this Section 5.01(a) shall (1) name Lender as an additional insured, (2) provide that in respect of the interest of Lender in such policies the insurance shall not be invalidated by any action or inaction of Borrower (or any Permitted Lessee) and shall insure Lender regardless of any breach or violation by Borrower (or any Permitted Lessee) of any warranty, declaration, or condition contained in such policies,
(3) provide that if such insurance is to be cancelled for any reason whatsoever, or any change is to be made in the coverage which adversely affects the interest of Lender, or such insurance is allowed to lapse for nonpayment of premium, such cancellation, change, or lapse shall not be effective as to Lender for 30 days (or the maximum notice period available; seven days or such other period as is then generally available in the case of any war risk and allied perils coverage) after Lender receives written notice from such insurers of such cancellation, change, or lapse, (4) be effective with respect to domestic and international operation, (5) provide that Lender shall have no liability for premiums, commissions, calls, or assessments, or warranties or representations to underwriters, with respect to such policies, and (6) provide that the insurers shall waive any right to any set-off or counterclaim or any other deduction, by attachment, or otherwise, with respect to any liability of Lender. Each liability policy shall be primary without right of contribution from any other insurance which is carried by Lender with respect to its interest in the Aircraft.

     (b) Borrower shall maintain, or cause to be maintained, with insurers of recognized responsibility acceptable to Lender, all-risk aircraft hull insurance covering the Aircraft (including ground, flight, and taxiing) and all-risk coverage, on a replacement cost basis, with respect to any Engine or Part while not installed on the Aircraft (including war-risk insurance covering hijacking and acts of terrorism exposures), which is of the type and form, and in an amount not less than that, carried by Borrower on similar items owned or leased by Borrower and is in an aggregate amount not less than the Insured Value as the "agreed value" for the Aircraft. Each Engine, after removal, shall be insured for not less than the Insured Value applicable to an Engine under a ground risks policy reasonably acceptable to Lender. If and to the extent that Borrower or a Permitted Lessee operates the Aircraft outside the United States or Canada, Borrower shall maintain or cause to be maintained in effect, with respect to the Aircraft, war risks coverage against the additional exposures of confiscation, expropriation, nationalization, and seizure (including confiscation by the government of registry, if other than the United States), in an amount not less than Insured Value as the "agreed value" for the Aircraft. With respect to the insurance described in this Section 5.01 (b), Borrower or a Permitted Lessee may self -insure, by way of deductible or premium adjustment provisions in insurance policies or otherwise, the risks required to be insured against in an amount not more than $500,000 per occurrence.

     Any policies maintained in accordance with this Section 5. 01(b) shall (1) provide that all payments up to but not exceeding Insured Value shall be payable to Lender, as sole payee, for application in accordance with the Loan Agreement (provided, that (x) unless Lender shall have notified such insurers that a Default then exists, any payment for a loss not in excess of $100,000 and not involving an Event of Loss to the Aircraft, and any excess over Insured Value, shall be paid directly by insurers to Borrower, and (y) if Lender shall have so notified such insurers that a Default then exists, or if the payment exceeds $100,000, or if an Event of Loss to the Aircraft is involved, then the amount, up to Insured Value, of all payments shall be payable to Lender, as sole payee, for application in accordance with the Loan Agreement); (2) be effective with respect to domestic and international operation; (3) provide that Lender shall have no liability for premiums, commissions, calls, assessments, or advances, or warranties or representations to underwriters, with respect. to such policies;
(4) provide that if such insurance is to be cancelled for any reason whatever, or any change is to be made in the coverage which adversely affects Lender's interest, or such insurance may be allowed to lapse for nonpayment of premium, such cancellation, change, or lapse shall not be effective as to Lender for 30 days (or the maximum notice period available; seven days or such other period as is then generally available in case of any war-risk and allied perils coverage) after Lender receives written notice from such insurers of such cancellation, change, or lapse; (5) provide that, in respect of the interests of Lender in such policies, the insurance shall not be invalidated by any action or inaction of Borrower (or any Permitted Lessee) and shall insure Lender regardless of any breach or violation by Borrower (or any Permitted Lessee) of any warranty, declaration, or condition contained in such policies; and (6) provide that the insurers shall waive any right to any set-off or counterclaim or any other deduction, by attachment or otherwise, with respect to any liability of Lender or Borrower. Each all-risk hull insurance policy shall be primary without right of contribution from any other insurance which is carried by Lender with respect to its interest in the Aircraft.

     5.02.  Insurance Certificates.  Borrower agrees to furnish to Lender, prior
            ----------------------
to the Closing Date and prior to each policy expiration or replacement until the Secured Obligations are paid in full, an original insurance certificate signed by an independent insurance broker (who may be the broker regularly retained by Borrower or any Permitted Lessee) of recognized national standing, reasonably acceptable to Lender, certifying that the insurance required by this Section 5 is in full force and effect, stating that in such broker's opinion such insurance being carried by Borrower (or any Permitted Lessee) complies with the requirements of this Section 5, and specifically referring to this Section 5. Such insurance certificate shall provide that (a) the broker will notify Lender in writing promptly of any default in the payment of any premium and of any other act or omission on the part of Borrower of which such broker has knowledge and which might invalidate or render unenforceable in whole or in part any insurance on the Aircraft, and (b) no insurance provided pursuant to this
Section 5 shall expire or terminate, or change in a manner adverse to Lender, prior to 30 days (or the maximum notice period available; or, with respect to war risk and allied perils insurance, seven days or such other period as is :hen generally available) after Lender has received written notice thereof.

     5.03.  Insurance Proceeds.  Subject to Section 6.03, any proceeds of
            ------------------
insurance received by Lender as a result of an Event of Loss (a) with respect to the Aircraft shall be applied in accordance with Section 6. 01, or (b) with respect to an Engine only, shall be applied in accordance with Section 6.02. Any proceeds of insurance required to be maintained hereunder which are received by Lender as the result of any property damage or loss not constituting an Event of Loss shall be paid to Borrower unless a Default exists.

     5.04.  Indemnification by United States Government.  Lender agrees to
            -------------------------------------------
accept, in lieu of insurance against any risk with respect to the Aircraft, indemnification from the Government against such risk in an amount which, when added to the amount of any insurance against such risk maintained by or for the benefit of Borrower (including permitted deductibles) with respect to the Aircraft, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 5.

     5.05.  Industry Standards.  In the event of a dispute with respect to
            ------------------
applicable industry standards for insurance coverage, to the extent not specifically addressed in this Section 5, such standards shall be determined, at the expense borne equally by Borrower and Lender, by a consensus opinion of two nationally recognized aviation insurance brokers, one selected by Borrower and one selected by Lender. If such insurance brokers do not reach a consensus, such brokers shall select a third nationally recognized aviation insurance broker to determine at Borrower's expense the applicable industry standards for insurance coverage.

6.   EVENT OF LOSS

     6.01.  Event of Loss to the Airframe.  Upon the occurrence of an Event of
            -----------------------------
Loss to the Airframe, Borrower shall within five days after such occurrence give to Lender written notice of such event and shall, on or before the earlier of
(a) the 91st day following the date of occurrence of such Event of Loss, and (b) five days following the receipt of insurance proceeds with respect to such Event of Loss, pay to Lender an amount that, when added to the insurance and other proceeds held by Lender in connection with such Event of Loss, will be sufficient to prepay the Note and all other Secured Obligations in full.

     6.02.  Event of Loss to an Engine.  In the case of an Event of Loss solely
            --------------------------
with respect to an Engine, Borrower shall within five days after such occurrence give to Lender written notice of such event and shall, on or before the earlier of (a) the 91st day following the date of occurrence of such Event of Loss, and
(b) five days following the receipt of insurance proceeds with respect to such Event of Loss, pay to Lender an amount that, when added to the insurance and other proceeds held by Lender in connection with such Event of Loss, will be sufficient to prepay the Note in part in an amount equal to the product obtained by multiplying the then outstanding principal amount of the Note by a fraction the numerator of which is the Insured Value of such Engine and the denominator of which is the Insured Value of the Aircraft, together with all accrued and unpaid interest on such portion of the Note to be prepaid and any other Secured Obligations then due to Lender. Notwithstanding the foregoing, Lender may, in its sole discretion, require Borrower to replace such Engine as promptly as practicable (but in any event within 60 days after such Event of Loss, or such longer period (if any) as Lender may agree to after receiving full cash collateral for such Engine on terms acceptable to Lender) with a Replacement Engine. Borrower shall cause such Replacement Engine to be subject to the first and prior security interest created by this Mortgage, free and clear of all Liens other than Permitted Liens. In addition, Borrower will, not later than the date on which the Replacement Engine is substituted hereunder, (a) furnish Lender with a copy of the bill of sale pursuant to which Borrower acquired title to the Replacement Engine or other evidence of ownership reasonably acceptable to Lender, (b) execute a supplement to this Mortgage, in scope and substance satisfactory to Lender, subjecting the Replacement Engine to the terms of this Mortgage, and cause such supplement to be recorded pursuant to 49 U.S.C. subtitle VII, (c) furnish Lender with such evidence as it requests of compliance by Borrower with the terms of the Basic Documents with respect to the Replacement Engine, including Section 5, (d) furnish to Lender a certificate of an officer of Borrower, and if reasonably requested by Lender, an independent aircraft appraisal, certifying that the Replacement Engine is of at least equal value and utility, and in as good operating condition, as the Engine being replaced (determined without regard to hours or cycles remaining until the next scheduled overhaul, but assuming that the Engine replaced was in the condition required by this Mortgage), and (e) upon Lender's request, cause to be delivered an opinion of independent counsel to Borrower, selected by Borrower and reasonably satisfactory to Lender, to the effect that the Replacement Engine has been conveyed to Borrower free and clear of all Liens of record (other than Permitted Liens), and that Lender has a duly perfected first priority security interest on the Replacement Engine under this Mortgage. Such Replacement Engine shall thereafter be an "Engine" for all purposes of this Mortgage. Upon such replacement, Lender shall (at Borrower, s expense) take all actions reasonably requested by Borrower to release its security interest in the Engine suffering the Event of Loss. If Lender has received any proceeds in connection with such Event of Loss, Lender shall pay such loss proceeds to Borrower promptly upon such replacement. However if a Default exists, Lender shall hold such loss proceeds as security for the Secured Obligations, and if and when no Default exists and Borrower has completed such replacement, the loss proceeds remaining after the curing of all Defaults shall be promptly paid to Borrower.

     6.03.  Investment of Proceeds.  If an Event of Loss occurs to an Engine and
            ----------------------
Section 6.02 applies, then, upon Borrower's written request (and so long as no Default exists) , Lender shall use its reasonable efforts to invest, at Borrower's request, direction, and risk, any payments received with respect to such Engine from any insurer under insurance maintained hereunder, from Borrower, or from any governmental authority or other party with respect to the applicable Event of Loss or otherwise. Any such investments shall be in obligations of the Government, obligations guaranteed as to principal and interest by the Government, or commercial paper issued by The CIT Group, Inc., in each case having a stated maturity not later than one year from the date of acquisition. All profits on such investments shall become part of the Collateral, and (if no Default then exists) shall be paid to Borrower promptly upon completion of the replacement or' repairs involved, and Borrower will promptly pay to Lender on demand the amount of any loss realized as the result of such investment (together with any fees, commissions, and other expenses (including any taxes) incurred in connection with such investment). In order to make the payments provided for in
Section 6, Lender may sell any obligations so purchased, and shall not be required to make such payments to Borrower until after having had a reasonable tine to sell such obligations and to obtain the sale proceeds therefrom.


7.   LIENS

     7.01.  Liens.  Borrower will not directly or indirectly create, incur,
            -----
assume, or suffer to exist any Lien on or with respect to the Aircraft or this Mortgage except: (a) the rights of the parties to the Basic Documents, including the Lien created by this Mortgage; (b) the rights of others under agreements or arrangements to the extent permitted by the terms of Section 3 or Section 4; (c) Liens for taxes, assessments, or other governmental charges either not yet due or being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings do not involve any danger of the sale, forfeiture, loss, or loss of use of the Aircraft; (d) materialmen's, mechanics', workers', repairers', employees', or other like Liens arising in the ordinary course of business for amounts the payment of which is not yet due; (e) Liens arising out of any judgment or award that is, within 30 days after entry thereof, discharged, vacated, or appealed with execution thereof stayed pending appeal; and (f) a transferee's rights resulting from Lender's transfer of its rights in the Aircraft or under this Mortgage. Borrower will promptly take (or cause to be taken) such action at its own expense as may be necessary duly to discharge any such Lien not excepted above.

8.   EVENTS OF DEFAULT AND REMEDIES

     8.01.  Events of Default.  The following shall constitute Events of Default
            -----------------
hereunder:

            (a) Borrower fails to make any payment due from Borrower on the Note, or any other payment due under any Basic Document, when due, and such failure continues for three Business Days after written notice; or

            (b) any default exists under any Basic Document, if the effect of such default is to permit Borrower's obligations under the Loan Agreement or under the Note to be accelerated or otherwise declared to be, or become, due before their stated maturity.

     8.02.  Action upon Event of Default.  If the unpaid balance of the Secured
            ----------------------------
Obligations has become (by declaration or otherwise) immediately due and payable pursuant to Section 8.02 of the Loan Agreement, Lender may exercise any or all of the rights and powers and pursue any or all of the remedies permitted by this
Section 8, and may (without notice, hearing, or posting bond or other security, except as otherwise required by the terms hereof or by applicable law) take possession of all or any part of the Collateral and may exclude Borrower and all Persons claiming under or through Borrower wholly or partly therefrom.

     8.03.  Remedies.  If the unpaid balance of the Secured Obligations has
            --------
become (by declaration or otherwise) immediately due and payable pursuant to
Section 8.02 of the Loan Agreement, then, and in every such case, Lender may exercise any or all of the rights and powers and pursue any and all of the remedies available to it hereunder or available to a secured party under the Uniform Commercial Code or any other provision of law, and may sell, assign, transfer, and deliver the whole, or from time to time, to the extent permitted by law, any part of the Collateral or any interest therein, at any private sale or public auction with or without demand, advertisement, or notice (except as herein required or as may be required by law) of the date, time, and place of sale and any adjournment thereof, for cash or Loan or other property, for immediate or future delivery and for such price or prices and on such terms as Lender in its discretion determines or as are required by law. It is agreed that 10 days' notice to Borrower of the date, time, and place (and terms, in the case of a private sale) of any proposed sale by Lender of the Collateral (or any part thereof or interest therein) is reasonable.

       8.04.  Return of Collateral, etc.
              --------------------------

       (a) If the unpaid balance of the Secured Obligations has become (by declaration or otherwise) immediately due and payable pursuant to Section 8.02 of the Loan Agreement, at Lender's request, Borrower shall promptly execute and deliver to Lender such instruments of title and other documents as Lender deems necessary or advisable to enable Lender (or an agent or representative designated by Lender), at such time (s) and place (s) as Lender may specify, to obtain possession of all or any part of the Collateral that Lender shall-at the time be entitled to possess hereunder. If Borrower fails to execute and deliver any such instrument(s) or documents) after such demand by Lender, Lender may (1) obtain a judgment conferring on Lender the right to immediate possession of the Collateral and requiring Borrower to deliver such instrument(s) or document(s) to Lender, or (2) pursue all or any part of such Collateral wherever it may be found and enter any of the premises of Borrower (or lessee from Borrower) wherever such Collateral may be or may be supposed to be and search for such Collateral and take possession of and remove such Collateral.

       (b) Upon every such taking of possession, Lender may from time to time, but shall have no obligation to, make all such expenditures for maintenance, insurance, repairs, replacements, and alterations to and of the Collateral as it deems necessary or advisable in order to dispose of the Collateral properly, and all such expenditures shall be Secured Obligations. In each such case, Lender shall have the right to use, operate, store, or manage the Collateral as Lender deems best, including the right to enter into any and all such agreements with respect to the maintenance, operation, leasing, storage, or disposition of the Collateral or any part thereof as Lender deems appropriate; and Lender shall be entitled to collect and receive all rents, revenues, income, and profits of the Collateral and every part thereof, without prejudice, however, to the right of Lender under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, Lender hereunder. Such rents, revenues, income, and profits shall be applied to pay Lender's expenses of holding and operating the Collateral, and of all maintenance, repairs, replacements, and alterations effected by or on behalf of Lender, and to make all payments which Lender is required or elects to make, if any, for taxes, assessments, insurance, or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect, and make reports upon the Collateral and the books and records of Borrower relating thereto) , and all other payments which Lender is required or authorized to make under any provision of the Basic Documents, as well as just and reasonable compensation for the services of Lender (including fees and commissions for remarketing or arranging financing (if such financing is provided by a Person not affiliated with Lender) for the Collateral), and of all persons properly engaged and employed by Lender, and any balance shall be applied to the Secured Obligations in such order as Lender shall determine in its discretion, and thereafter as required by law.

     8.05.  Remedies Cumulative.  Each and every right, power, and remedy given
            -------------------
to Lender in the Basic Documents shall be cumulative and shall be in addition to every other right, power, and remedy in the Basic Documents now or hereafter existing at law, in equity, or by statute, and each and every right, power, and remedy may be exercised from time to time and as often and in such order as Lender deems expedient, and the exercise or the beginning of the exercise of any right, power, or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power, or remedy. No delay or omission by Lender in exercising or pursuing any right, remedy, or power shall impair any such right, power, or remedy or be construed to be a waiver of any default on the part of Borrower or to be an acquiescence therein.

     8.06.  Discontinuance of Proceedings.  If Lender has proceeded to enforce
            -----------------------------
any right, power, or remedy under this Mortgage by foreclosure, entry, or otherwise, and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to Lender, Borrower and Lender shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies, and powers of Lender shall continue as if no such proceedings had been taken.

9.   MISCELLANEOUS

     9.01.  Termination of Mortgage.  This Mortgage and the security interests
            -----------------------
created hereby shall terminate and this Mortgage shall be of no further force or effect upon the payment in full of the Secured Obligations. Upon any such payment in full, Lender shall pay all excess money or other properties or proceeds constituting part of the Collateral to Borrower, this Mortgage and the security interests created hereby shall terminate and shall be of no further force or effect, and Lender shall (at Borrower's expense) execute and deliver any instrument evidencing such termination as Borrower reasonably requests.

     9.02.  Amendments, Waivers, Consents, etc.  No amendment, waiver, consent,
            ----------------------------------
or supplement to this Mortgage shall be effective unless in writing and signed by Borrower and Lender.

     9.03.  Successors and Assigns.  The provisions of this Mortgage shall bind
            ----------------------
and benefit the parties hereto and their successors and assigns.

     9.04.  Notices.  All notices provided for under this Mortgage shall be in
            -------
writing (including telecopy), shall be in English, and shall become effective when delivered. Any notice shall be mailed by certified mail (return receipt requested) or delivered (including by telecopy) as follows:


            (a)  if to Borrower:

                 Tower Air, Inc.
                 Hangar 17
                 JFK International Airport
                 Jamaica, New York 11430
                 Attention:  Chairman
                 Fax: (718) 553-4387

                 with a copy to:

                 Hewes, Gelband, Lambert & Dann, P.C.
                 Suite 300
                 The Flour Mill
                 1000 Potomac Street, N.W.
                 Washington, D.C.  20007-3533
                 Attention:  Stephen L. Gelband
                 Fax:  (202)  333-0871

            (b)  if to Lender:

                 The CIT Group/Equipment Financing, Inc.
                 c/o The CIT Group/Capital Finance, Inc.
                 1211 Avenue of the Americas
                 New York, New York 10036
                 Attention:  General Counsel
                 Fax: (212) 536-1388

or to such other address as such party designates by notice given in accordance with this section.

     9.05.  Headings.  The section headings herein have been inserted for
            --------
convenience only and are not a substantive part of this Mortgage.

     9.06.  Counterparts.  This Mortgage may be executed in several
            ------------
counterparts.

     9.07.  Severability.  Any provision hereof prohibited by or unlawful or
            ------------
unenforceable under any applicable law of any jurisdiction shall be ineffective in such jurisdiction without modifying the remaining provisions of this mortgage or its effectiveness in any other jurisdiction. Where, however, the provisions of such applicable law may be waived, they are hereby waived by Lender and Borrower to the full extent permitted by law, to the end that this Mortgage shall be a valid and binding agreement enforceable in accordance with its terms.

     9.08.  Governing Law.  This Mortgage is being delivered in the state of New
            -------------
York, and shall in all respects be governed by and construed in accordance with the laws of the state of New York (excluding any conflict-of-laws rule that would apply the laws of any other jurisdiction).

     IN WITNESS WHEREOF, Borrower and Lender have executed this Security Agreement and Chattel Mortgage.

                                   TOWER AIR, INC.


                                   By: /s/ Philip R. Brookmeyer
                                       -------------------------------

                                   Title: V.P. - Legal
                                          ----------------------------


                                   THE CIT GROUP/EQUIPMENT FINANCING, INC.


                                   By: /s/ Karen Scowcroft
                                       -------------------------------

                                   Title: Vice President
                                          ----------------------------

                                                          Schedule A to Mortgage

                           Mortgage Supplement No. 1


     This Mortgage Supplement (this "Supplement") is entered into on September __, 1998 to supplement the Security Agreement and Chattel Mortgage dated as of July 15, 1998 (the "Mortgage") between Tower Air, Inc. ("Borrower") and The CIT Group/Equipment Financing, Inc. ("Lender").

     Terms that are defined in the Mortgage have the same meanings when used in this Supplement.

     Borrower has executed and delivered the Mortgage to cover one Boeing model 747-238B aircraft and other collateral described in the Mortgage, to secure Borrower's payment and performance of the Secured Obligations.

     The Mortgage and this Supplement are being filed for recordation with the FAA under the Act as one document.

     The Mortgage provides for the execution and delivery of a supplement to the Mortgage, substantially in the form of this Supplement, for the purpose of specifically subjecting to the Lien of the Mortgage the Aircraft financed under the Loan Agreement.

     NOW, THEREFORE, to secure the payment and performance of the Secured Obligations, and in consideration of Lender's purchase of the Note, Borrower hereby grants to Lender a purchase money security interest under the Uniform Commercial Code in the following Aircraft:

     one Boeing model 747-238B aircraft, bearing U.S. registration no. N607PE and manufacturer's serial no. 20011, including four Pratt & Whitney JT9D-7J engines (each of which has 750 or more rated takeoff horsepower or its equivalent) bearing manufacturer's serial nos. 663047, 685779, 689579 and 663054.

     This Supplement forms a part of the Mortgage. Except as supplemented by this Supplement, the Mortgage is hereby ratified, approved, and confirmed.

     This Supplement is being delivered in the state of New York and shall be governed by the laws of the state of New York (excluding any conflict-of-laws rule that would apply the laws of any other jurisdiction).

     IN WITNESS WHEREOF, Borrower has executed this Mortgage Supplement No. 1.

                                   TOWER AIR, INC.



                                   By:  /s/ Philip R. Brookmeyer
                                       -----------------------------
                                   Title:   V.P. - Legal
                                          --------------------------